Exhibit 10.1

EXECUTION VERSION

INVESTMENT AGREEMENT

between

ROOT, INC.

as the Company,

and

CARVANA GROUP, LLC

as the Purchaser,

Dated as of August 11, 2021

TABLE OF CONTENTS

1.	INVESTMENT		2

2.	CLOSING		2

	2.1	Closing Date	2
	2.2	Issuance of Securities	2
	2.3	Additional Rights	2
	2.4	Payment of Purchase Price	3
	2.5	Closing Actions and Deliveries	3

3.	CONDITIONS TO CLOSING		3

	3.1	Conditions to the Obligations of the Purchaser and the Company	3
	3.2	Other Conditions to the Obligations of the Purchaser	4
	3.3	Other Conditions to the Obligations of the Company	4
	3.4	Frustration of Closing Conditions	5

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY		5

	4.1	Company Reports	5
	4.2	Financial Statements	6
	4.3	No Material Adverse Change	7
	4.4	Organization and Good Standing	8
	4.5	Due Authorization	8
	4.6	Securities	8
	4.7	Enforceability	8
	4.8	No Violation or Default	9
	4.9	No Conflicts	9
	4.10	No Consents Required	9
	4.11	Investment Company Act	10
	4.12	Capitalization	10
	4.13	Litigation	11
	4.14	Compliance with Laws	11
	4.15	Governmental Permits	11
	4.16	No Brokers	12
	4.17	No Other Representations	12

5.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		12

	5.1	Organization and Good Standing	12
	5.2	Due Authorization	13
	5.3	Enforceability	13
	5.4	No Violation or Default	13
	5.5	No Conflicts	13
	5.6	No Consents Required	14
	5.7	Investment Representations	14
	5.8	Available Funds	14
	5.9	No Brokers	14
	5.10	Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans	14
	5.11	No Other Representations	15

i

6.	COVENANTS		15

	6.1	Board Representation	15
	6.2	Information Rights	17
	6.3	Restrictive Legends	18
	6.4	Purchaser Consent Rights	18
	6.5	Standstill	18
	6.6	Preemptive Rights	21
	6.7	Transfers of Securities	23
	6.8	Voting Requirement	24
	6.9	Registration Rights	24
	6.10	Employee Non-Solicit and Non-Hire	24
	6.11	Commercial Agreement	24
	6.12	Regulatory Efforts	25
	6.13	Post-Closing Insurance Regulatory Obligations	26
	6.14	Outside Activities	28
	6.15	Corporate Actions	29
	6.16	NASDAQ Listing of Shares	29
	6.17	Tax Reporting and Forms	29
	6.18	Schedule 13D	29
	6.19	Confidentiality	29

7.	TERMINATION		30

	7.1	Termination	30
	7.2	Effects of Termination	30

8.	DEFINITIONS		30

	8.1	Certain Defined Terms	30

9.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES		34

10.	AMENDMENTS AND WAIVERS		34

11.	NOTICES, ETC.		34

12.	CONSTRUCTION		35

13.	PUBLICITY		35

14.	SPECIFIC PERFORMANCE		36

15.	GOVERNING LAW		36

16.	WAIVER OF JURY TRIAL		36

17.	EXPENSES		36

18.	COUNTERPARTS; ELECTRONIC SIGNATURE		36

19.	SEVERABILITY		37

20.	MISCELLANEOUS		37

ii

Exhibit A	Form of Commercial Agreement

Exhibit B	Form of Series A Preferred Stock Certificate of Designations

Exhibit C	Form of Warrant

Exhibit D	Registration Rights

iii

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”), dated as of August 11, 2021, is by and between Root, Inc., a Delaware corporation (the “Company”), and Carvana Group, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, pursuant to the terms and conditions set forth in this Agreement, at the Closing, the Company and Purchaser and/or one or more Affiliates thereof, as applicable, shall execute and deliver a commercial agreement (the “Commercial Agreement”) to be entered into in substantially in the form attached hereto as Exhibit A, which establishes a commercial relationship wherein, among other things, Purchaser and its Controlled Affiliates (i) will exclusively refer customers of Purchaser and its Controlled Affiliates to the Company as potential policyholders and receive a cash commission from the Company in accordance with the terms set forth therein and (ii) will pay the Company a cash customer acquisition fee based on loss replacement vehicles sold to policyholders of the Company;

WHEREAS, the Company has an authorized capitalization as of the date of this Agreement consisting of 1,369,000,000 shares, all with a par value of $0.0001 per share, of which 1,000,000,000 shares are designated as Class A common stock (the “Class A Common Stock”), 269,000,000 shares are designated as Class B common stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) and 100,000,000 shares are designated as preferred stock;

WHEREAS, at the Closing, pursuant to the terms and conditions set forth in this Agreement and the Certificate of Designations relating to the Preferred Stock to be entered into substantially in the form attached hereto as Exhibit B (the “Certificate of Designations”), which shall be executed and delivered by the Company to Purchaser at the Closing, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, as an investment in the Company, shares of the Company’s preferred stock designated as the “Series A Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), which shall be convertible into 14,053,096 shares of Class A Common Stock, or 5.0% of the aggregate number of issued and outstanding shares of Common Stock on a Fully-Diluted basis as of the date of this Agreement; and

WHEREAS, at the Closing, pursuant to the terms and conditions set forth in this Agreement and each of the Common Stock Purchase Warrants of the Company substantially in the form attached hereto as Exhibit C (each, a “Warrant” and, collectively, the “Warrants”), the Company desires to issue to the Purchaser, and the Purchaser desires to accept from the Company, eight tranches of Warrants, which, assuming such Warrants are exercised for cash, shall provide Purchaser with the opportunity to purchase up to 129,089,886 shares of Class A Common Stock, or 29.9% of the aggregate number of issued and outstanding shares of Common Stock on a Fully-Diluted basis as of the date of this Agreement, subject to the respective exercise prices and vesting conditions set forth therein;

WHEREAS, the Company and the Purchaser wish to specify in this Agreement the terms of their agreement as to certain matters relating to the Company and the Purchaser’s ownership of the Preferred Stock and beneficial interests in the Warrants (including any shares of Class A Common Stock that may be acquired by the Purchaser upon the conversion or exercise of the Preferred Stock and the Warrants, respectively).

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and intending to be legally bound, the Company and the Purchaser hereby agree as follows:

1. Investment. On the basis of the representations and warranties and subject to the terms and conditions set forth herein, at the Closing, (i) the Purchaser shall purchase from the Company, and the Company shall issue and sell to the Purchaser shares of Preferred Stock, fully-paid and non-assessable, with an aggregate liquidation value of $126,477,864 and (ii) the Company shall issue to the Purchaser the Warrants (collectively, the “Investment”).

2. Closing.

2.1 Closing Date(a) . The closing of (i) the purchase by the Purchaser and issuance and sale by the Company of the Preferred Stock and (ii) the issuance by the Company of the Warrants to the Purchaser (the “Closing”) shall occur at 10:00 a.m., New York time, on the third (3rd) Business Day after the satisfaction or, to the extent permitted by Requirements of Law, written waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in Section 3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or, to the extent permitted by Requirements of Law, written waiver of those conditions). The date on which the Closing occurs is referred to as the “Closing Date.”

2.2 Issuance of Securities. At the Closing, subject to the terms and conditions hereof, the Company will deliver or cause to be delivered to the Purchaser (i) one or more certificates or book-entry interests evidencing the Preferred Stock being purchased at the Closing and (ii) the Warrants, which, in each case, shall bear or otherwise be subject to the restrictive legend set forth in Section 6.3. Prior to the Closing, as applicable, the Purchaser shall provide the Company with any information reasonably requested by the Company or its transfer agent in connection with the issuance of the Securities.

2.3 Additional Rights.

(a) If, between the date hereof and the Closing, the Company issues shares of Equity Securities (including any warrants, options or other rights to acquire, or any securities that are exercisable for, exchangeable for or convertible into, Equity Securities), other than in a Permitted Transaction, then the Company shall, as promptly as practicable after (and subject to) the Closing, provide the Purchaser the preemptive rights in Section 6.6 as if such issuance occurred after the Closing Date.

(b) Between the date hereof and the Closing (but in no event following the Closing), the Preferred Stock shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Equity Securities of the Company), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Equity Securities of the Company, occurring between the date hereof and the Closing and prior to the conversion of the Preferred Stock.

2.4 Payment of Purchase Price. At the Closing, in exchange for the Preferred Stock issued to the Purchaser by the Company in respect of the Investment, the Purchaser shall pay to the Company, by wire transfer of immediately available funds to an account designated by the Company in writing at least two Business Days prior to the Closing Date, an aggregate purchase price equal to $126,477,864 (the “Purchase Price”).

2.5 Closing Actions and Deliveries.

(a) At the Closing, the Company shall file the Certificate of Designations, duly executed by the Company, with the Secretary of State of the State of Delaware.

(b) At the Closing, the Company shall deliver or cause to be delivered to Purchaser the following:

(i) a counterpart of the Commercial Agreement, duly executed by the Company; and

(ii) a counterpart for each of the Warrants, duly executed by the Company.

(c) At the Closing, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) a counterpart of the Commercial Agreement, duly executed by Carvana, LLC and Carvana Insurance Services, LLC; and

(ii) a counterpart for each of the Warrants, duly executed by the Purchaser.

3. Conditions to Closing.

3.1 Conditions to the Obligations of the Purchaser and the Company. The obligations of the Company and the Purchaser to consummate the Investment are subject to the satisfaction (or, if permitted by Requirements of Law, waiver by each party in each such party’s sole discretion) of the following conditions:

(a) the waiting period applicable to the Investment under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (and the rules and regulations promulgated thereunder) (the “HSR Act”), or any agreement between the parties, on the one hand, and the U.S. Federal Trade Commission or the Antitrust Division of the United States Department of Justice, on the other hand, that prohibits the consummation of the Investment, shall have been terminated or shall have expired; and

(b) no judgment enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority having jurisdiction over any of the parties hereto or any applicable Requirements of Law (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting the Investment.

3.2 Other Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to consummate the Investment is subject to the satisfaction (or, if permitted by Requirements of Law, waiver by the Purchaser in its sole discretion) of the following conditions:

(a) (i) the representations and warranties of the Company contained in Section 4.3(a), Section 4.5 and Section 4.8 shall be true and correct in all respects as of the date hereof and the Closing Date, as though made on the date hereof and the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date), (ii) the representations and warranties of the Company contained in the first three sentences of Section 4.12 shall be true and correct as of the date hereof and the Closing Date, as though made on the date hereof and the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all respects as of such date), other than de minimis inaccuracies, and (iii) each of the representations and warranties of the Company contained in this Agreement (other than those contained in the sections set forth in the preceding clauses (i) and (ii)) (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect”) shall be true and correct as of the date hereof and the Closing Date as though made on the date hereof and the Closing Date (except to the extent such representations and warranties expressly relate to a specific date or the date of this Agreement, in which case such representations and warranties shall be true and correct as of such date), except where the failure to be so true and correct has not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b) the Company shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c) Purchaser shall have received an officer’s certificate duly executed by the Chief Executive Officer or Chief Financial Officer of the Company to the effect that the conditions set forth in Section 3.2(a) and Section 3.2(b) have been satisfied.

3.3 Other Conditions to the Obligations of the Company. The obligation of the Company to consummate the Investment is subject to the satisfaction (or, if permitted by Requirements of Law, waiver by the Company in its sole discretion) of the following conditions:

(a) (i) the Purchaser Representations (other than the representations in Sections 5.7, 5.10 and 5.11 (such representations, the “Purchaser Specified Representations”)) shall be true and correct as of the Closing Date, except for such failures to be true and correct that have not had and are not reasonably expected to have a Purchaser Material Adverse Effect, and (ii) the Purchaser Specified Representations shall be true and correct in all respects as of the date of this Agreement and the Closing Date, in each case as if made at and as of such date;

(b) the Purchaser shall have performed in all material respects and complied in all material respects with all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing; and

(c) the Company shall have received an officer’s certificate duly executed by the Chief Executive Officer or Chief Financial Officer of Purchaser to the effect that the conditions set forth in Section 3.3(a) and Section 3.3(b) have been satisfied.

3.4 Frustration of Closing Conditions. Neither party hereto may rely, for any purpose, on the failure of any condition of such party set forth in this Section 3 to be satisfied if such failure was caused by such party.

4. Representations and Warranties of the Company. Except as (A) set forth in the corresponding section of the disclosure letter delivered by the Company to Purchaser on the date of this Agreement (the “Company Disclosure Letter”) or (B) disclosed or reserved for in any Company Report prior to the date hereof (other than disclosures in the “Risk Factors” sections of any such Company Reports and any disclosure of risks included in any “forward-looking statements” disclaimer contained in any such Company Reports and any other disclosures in any such Company Reports that are cautionary, predictive or forward-looking in nature), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date (unless made as of a specific date, in which case as of such date), as follows:

4.1 Company Reports. The documents furnished or filed by the Company with the SEC on and after October 27, 2020 (collectively, the “Company Reports”), when furnished or filed with the SEC, conformed in all material respects to all applicable requirements of the Exchange Act and the Securities Act, as applicable. None of the Company Reports contained (or, with respect to the Company Reports filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or, with respect to the Company Reports filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since October 27, 2020, neither the Company nor any Subsidiary of the Company has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of the Company Reports (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC or other Governmental Authority that such Company Reports (including the financial statements included therein) are being reviewed or investigated, and, to the Company’s knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Authority of any Company Reports (including the financial statements included therein). No Subsidiary of the Company is required to file any forms, reports or other documents with the SEC. There are no transactions, agreements, arrangements or understandings between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate (including any officer or director) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the Exchange Act that are not so disclosed.

4.2 Financial Statements.

(a) The financial statements and the related notes thereto included or incorporated by reference in each of the Company Reports comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations and the cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto, and the supporting schedules included or incorporated by reference in each of the Company Reports present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Company Reports has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act, as amended. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act. Neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications. Neither the Company nor any Subsidiary of the Company is a party to, or has any contract or arrangement to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement, including any contract or arrangement relating to any transaction or relationship between or among the Company or any Subsidiary of the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any off-balance sheet arrangements (as defined in Item 303(a) of Regulation S-K of the Exchange Act), in any such case, where the purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company Report. The Company has established and maintains, and at all times since October 27, 2020 has maintained, disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes Oxley Act. Since October 27, 2020, the Company’s principal executive officer and its principal financial officer have disclosed to the Company’s auditors and the audit committee of the Company Board of Directors (the material circumstances of which (if any) and significant facts learned during the preparation of such disclosure have been made available to Purchaser prior to the date hereof) (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting, (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and (iii) any written claim or allegation regarding clauses (i) or (ii). Since October 27, 2020, neither the Company nor any Subsidiary of the Company has received any material, unresolved complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Subsidiary of the Company or their respective internal accounting controls.

(b) Each of the Statutory Statements (except as expressly set forth in such Statutory Statements) (i) has been prepared, in all material respects, in accordance with the statutory accounting practices prescribed or permitted by the Requirements of Laws and the insurance regulatory authorities (“SAP”), in each case of the jurisdiction in which such company is domiciled (where required), (ii) is based on and is consistent with the books and records of the relevant Subsidiary of the Company that is an insurance company (each such Subsidiary, an “Insurance Subsidiary”), (iii) is consistent with past practice of the applicable Insurance Subsidiary, (iv) gives effect to any reinsurance agreements in conformity with the requirements of SAP, (v) is in the form prescribed or permitted by the insurance regulatory authority of the jurisdiction of domicile of such Insurance Subsidiary, and (vi) presents fairly, in all material respects, the statutory financial position and results of operations of such Insurance Subsidiary as of their respective dates or for the respective periods covered thereby. There are no permitted practices utilized in the preparation of the Statutory Statements.

(c) The reserves required to be maintained by each Insurance Subsidiary recorded in the Statutory Statements as of their respective dates were determined in all material respects in accordance with SAP and the Requirements of Laws and generally accepted actuarial standards consistently applied in a manner consistent with past practice; provided, however, that in no event shall this Section 4.2(c) or any other provision of this Agreement constitute or be deemed to constitute a guaranty, warranty or other representation as to the adequacy or sufficiency of the reserves as provided in any balance sheet or other financial statement.

4.3 No Material Adverse Change. Since December 31, 2020, (a) there has not been any change in the capital stock (except for any issuances, repurchases or redemptions of capital stock related to the exercise of stock options or the granting of equity compensation or conversions of shares of Class B Common Stock into shares of Class A Common Stock) or long term debt (other than ordinary course principal payments) of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company (or any non-wholly-owned Subsidiary of the Company) on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its Subsidiaries taken as a whole (a “Company Material Adverse Effect”), (b) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole and (c) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or Governmental Authority, except (i) in the case of clause (b) or (c), as otherwise disclosed in the Company Reports filed or furnished and publicly available prior to the date hereof, or (ii) in the case of clause (a), to the extent arising out of, or related to, a Contagion Event (provided that this clause (ii) shall not apply to the extent that such Contagion Event has had or is reasonably expected to have, individually or in the aggregate, a disproportionate impact on the Company and its Subsidiaries relative to other companies in the industries in which the Company and its Subsidiaries operate).

4.4 Organization and Good Standing. The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.5 Due Authorization. The Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement; and all action required to be taken for the authorization, execution and delivery of this Agreement and the consummation of the purchase and sale of the Preferred Stock and the issuance of the Warrants contemplated hereby, and the consummation of the other transactions contemplated hereby and thereby (including the conversion and exercise of such instruments in accordance with the terms thereof), has been duly and validly taken, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement (including the conversion and exercise of the Securities in accordance with the terms thereof).

4.6 Securities. (i) The Preferred Stock and shares of Class A Common Stock underlying the Preferred Stock have been duly authorized by the Company and, when issued and delivered to and paid for by the Purchaser as provided herein and therein, will be validly issued, fully paid and non-assessable and (ii) the Warrants and shares of Class A Common Stock underlying the Warrants have been duly authorized by the Company and, when issued and delivered to the Purchaser as provided herein and therein, will be, in the case of the Warrants, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, and, in the case of such shares of Class A Common Stock, validly issued, fully paid and non-assessable. The issuance of the Securities (and shares of Class A Common Stock underlying the Securities) will not be subject to any preemptive or similar rights of any securityholder of the Company.

4.7 Enforceability. This Agreement has been duly authorized, and executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

4.8 No Violation or Default. Neither the Company nor any of its Subsidiaries is (a) in violation of its charter or bylaws or similar organizational documents, (b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, or (c) or has been, since January 1, 2019, in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority (and since January 1, 2019, has not received any written notice alleging any of the foregoing), except, in the case of clauses (b) and (c) above, for any such default or violation that would not, individually or in the aggregate (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.9 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Preferred Stock and the issuance of the Warrants contemplated by this Agreement, and the consummation of the other transactions contemplated hereby and thereby (including the conversion and exercise of such instruments in accordance with the terms thereof), will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, trigger a notice, consent, approval, waiver or similar requirement or right under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (b) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Company or any of its Subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.10 No Consents Required. Assuming the accuracy of the representations and warranties of the Purchaser in Section 5.7, no consent, notification, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Preferred Stock and the issuance of the Warrants contemplated by this Agreement, and the consummation of the other transactions contemplated hereby and thereby (including the conversion and exercise of such instruments in accordance with the terms thereof), except any required filings or approvals under the HSR Act and any required filings pursuant to the Securities Act, the Exchange Act and any applicable state securities laws and any required consents, filings or applications required by NASDAQ.

4.11 Investment Company Act. The Company is not, and after giving effect to (a) the issuance and sale of the Preferred Stock and the issuance of the Warrants to the Purchaser and (b) the consummation of the other transactions contemplated hereby and thereby (including the conversion and exercise of such instruments in accordance with the terms thereof), and, in each case, the application of the proceeds thereof, will not be an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

4.12 Capitalization. The Company has an authorized capitalization as of the date of this Agreement consisting of 1,369,000,000 shares, all with a par value of $0.0001 per share, of which 1,000,000,000 shares are designated as Class A Common Stock, 269,000,000 shares are designated as Class B Common Stock and 100,000,000 shares are designated as preferred stock. As of August 9, 2021 (the “Measurement Date”), (a) 114,186,275 shares of Class A Common Stock were issued and outstanding, (b) 139,509,179 shares of Class B Common Stock were issued and outstanding, (c) no shares of preferred stock were issued and outstanding, (d) 8,431,375 shares of Class A Common Stock were reserved for issuance pursuant to the Company’s restricted stock units, (e) 18,608 shares of Class A Common Stock were reserved for issuance upon the exercise of outstanding options on the Company’s Class A Common Stock, and (f) 7,140,129 shares of Class B Common Stock were reserved for issuance upon the exercise of outstanding options of the Company’s Class B Common Stock. Except as set forth in this Section 4.12, and other than the shares of Class A Common Stock or the shares of Class B Common Stock that have become outstanding after the Measurement Date that were reserved for issuance as set forth above and issued in accordance with the terms of the applicable Company equity plan and Company equity award, in each case as of the date hereof: (i) the Company does not have any shares of capital stock or other equity interests issued or outstanding and (ii) there are no outstanding subscriptions, options, warrants, puts, calls, exchangeable or Convertible Securities or other similar rights, agreements or commitments or any other contract, agreement, instrument or arrangement to which the Company or any Subsidiary of the Company is a party or is otherwise bound obligating the Company or any Subsidiary of the Company to (A) issue, transfer or sell, or make any payment with respect to, any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into, exchangeable for or exercisable for, or that correspond to, such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, put, call, exchangeable or Convertible Securities or other similar right, agreement or commitment, (C) redeem or otherwise acquire any such shares of capital stock or other equity interests or (D) provide any amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company that is not wholly owned or in any other Person. There are no outstanding obligations of the Company or any Subsidiary of the Company (1) restricting the transfer of, (2) affecting the voting rights of, (3) requiring the repurchase, redemption or disposition of, or containing any right of first refusal, right of first offer or similar right with respect to, (4) requiring the registration for sale of or (5) granting any preemptive or anti-dilutive rights with respect to, any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company. All the outstanding shares of capital stock or other equity interests of the Company and each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, with respect to outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except, with respect to outstanding shares of capital stock or other equity interests of each Subsidiary of the Company, where the failure to be so authorized and issued, fully paid and non-assessable, owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has sufficient authorized and unissued shares of Class A Common Stock to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock and to effect the conversion and exercise, as applicable, of the Securities. Neither the Company nor any Subsidiary of the Company has outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting trusts or other agreements, commitments or understandings to which the Company or any Subsidiary of the Company (or to the Company’s knowledge, a stockholder of the Company) is a party with respect to the voting of the capital stock or other equity interests of the Company or any Subsidiary of the Company.

4.13 Litigation. There is no, and since October 27, 2020 there has not been any, legal, administrative, arbitral or other action, suit, investigation, inquiry, proceeding, complaint, indictment or litigation (each, an “Action”) pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries or any of their respective properties or any of their respective officers or directors before any court or arbitrator or any Governmental Authority, except as, individually or in the aggregate, would not reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.14 Compliance with Laws. Neither the Company nor any of its Subsidiaries is or has been since January 1, 2018, in violation of any Requirements of Law (including any Requirements of Law regulating the insurance business) or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority applicable to it or its assets, properties or businesses, except for violations that, individually or in the aggregate, would not reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent or materially delay the consummation of any of the transactions contemplated hereby.

4.15 Governmental Permits. Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of any of the transactions contemplated hereby, (a) all material governmental qualifications, registrations, filings, licenses, permits, approvals or authorizations issued or granted by Governmental Authorities necessary to conduct the business of the Company and its Subsidiaries and to own or use their respective assets and properties, as such business, assets and properties are conducted, owned and used, respectively, on the date hereof (collectively, the “Permits”) are valid and in full force and effect, (b) since January 1, 2018, neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Authority that alleges (i) any actual or alleged violation of or material noncompliance with any Permit, or (ii) any actual, proposed or potential revocation, withdrawal, suspension, cancellation or termination of, or modification to any Permit, (c) neither the Company nor any of its Subsidiaries is the subject of any pending or, to the knowledge of the Company, threatened in writing Action seeking or contemplating the revocation, suspension, limitation, non-renewal, termination, modification or impairment of any such Permit and the Company has no knowledge of any existing fact or circumstance that, individually or in the aggregate (with or without the giving of notice or lapse of time, or both), would be reasonably likely to result in the revocation, suspension, termination, material modification, material limitation, cancellation, involuntary nonrenewal or material impairment of any Permit, (d) except for limitations imposed by Requirements of Laws that are applicable to insurance companies generally, there is no any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority that would be binding on the Company or any of its Subsidiaries that restrict in any material respect the conduct of the business of the Company and its Subsidiaries or that in any manner relates to capital adequacy or the management of the Company or its Subsidiaries and (e) any material violation or deficiency that has been asserted in writing by any insurance regulator and noted in any examination reports of an Insurance Subsidiary has been cured in all material respects or otherwise resolved to the satisfaction of such insurance regulator.

4.16 No Brokers. Except for fees and expenses that are payable by the Company to Ardea Partners LP, no broker’s or finder’s fees or commissions will be payable by the Company or any of its Subsidiaries with respect to the transactions contemplated by this Agreement.

4.17 No Other Representations. Except for the representations and warranties contained in Section 5 (the “Purchaser Representations”), none of the Purchaser or any other person acting on its behalf has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to this Agreement or the transactions contemplated hereby and the Company disclaims any reliance on any representation or warranty of the Purchaser or any Affiliate, Representative, advisor or agent of the Purchaser except for the representations and warranties expressly set forth in Section 5

5. Representations and Warranties of the Purchaser . The Purchaser hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

5.1 Organization and Good Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, is duly qualified to do business and in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, prevent or materially delay the ability of Purchaser to consummate any of the transactions contemplated hereby (a “Purchaser Material Adverse Effect”).

5.2 Due Authorization. The Purchaser has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement have been duly authorized and approved by all necessary action on the part of the Purchaser, and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement.

5.3 Enforceability. This Agreement has been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

5.4 No Violation or Default. Neither the Purchaser nor any of its Subsidiaries is (a) in violation of its charter or bylaws or similar organizational documents; (b) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries is bound or to which any property, right or asset of the Purchaser or any of its Subsidiaries is subject; or (c) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority, except, in the case of clauses (b) and (c) above, for any such default or violation that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

5.5 No Conflicts. The execution, delivery and performance by the Purchaser of this Agreement, the purchase of the Preferred Stock and the receipt of the Warrants contemplated by this Agreement, and the consummation of the other transactions contemplated hereby and thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Purchaser or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries is bound or to which any property, right or asset of the Company or any of its Subsidiaries is subject, (b) result in any violation of the provisions of the charter or bylaws or similar organizational documents of the Purchaser or any of its Subsidiaries or (c) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

5.6 No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution, delivery and performance by the Purchaser of this Agreement, the purchase of the Preferred Stock, the receipt of the Warrants and compliance by the Purchaser with the terms thereof and the consummation of the transactions contemplated by this Agreement, except any required filings or approvals under the HSR Act and any required filings pursuant to the Securities Act, the Exchange Act and any applicable state securities laws.

5.7 Investment Representations. The Purchaser acknowledges that the Securities have not been registered under the Securities Act or under any state or other applicable securities laws. The Purchaser (a) acknowledges that it is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Securities except in compliance with the terms and conditions set forth in the Company’s charter or bylaws, as amended to date, and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (c) is a sophisticated institutional investor with extensive knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (1) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Securities, (2) has had an opportunity to discuss with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (x) an investment in the Securities and (y) a total loss in respect of such investment. The Purchaser has knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Securities, and to protect its own interest in connection with such investment, and its purchase of the Securities is not the result of any general solicitation or any general advertising.

5.8 Available Funds. The Purchaser will have or will cause a Controlled Affiliate to have available cash sufficient to pay, on the terms and conditions contemplated by this Agreement, in full at or prior to the Closing, the Purchase Price. The Purchaser acknowledges that the transactions contemplated hereby are not subject to any financing condition.

5.9 No Brokers. No broker’s or finder’s fees or commissions will be payable by the Purchaser with respect to the transactions contemplated by this Agreement.

5.10 Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by the Purchaser and its Representatives, the Purchaser and its Representatives have received and may continue to receive from the Company and its Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company and its Subsidiaries and their respective businesses and operations. The Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which the Purchaser is familiar, that the Purchaser is making its own evaluation of the adequacy and accuracy of all projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Purchaser (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and, except in the case of fraud, the Purchaser will have no claim against the Company or any of its Subsidiaries, or any of their respective Representatives, with respect thereto, except for any breach of a representation and warranty expressly set forth in Section 4.

5.11 No Other Representations. Except for the representations and warranties contained in Section 4, neither the Company nor any other person acting on its behalf has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to this Agreement or the transactions contemplated hereby and the Purchaser disclaims any reliance on any representation or warranty of the Company or any Affiliate, Representative, advisor or agent of the Company except for the representations and warranties expressly set forth in Section 4.

6. Covenants.

6.1 Board Representation.

(a) Following the Closing, the Purchaser shall be entitled to designate Ernie Garcia, III to the Board of Directors of the Company (the “Board”) for appointment to the Board (such designee, the “Purchaser Director”). Upon such designation, the Nominating and Corporate Governance Committee (the “NCGC”) shall recommend the appointment of the Purchaser Director and the Board shall appoint the Purchaser Director to fill a vacancy on the Board (it being understood that if no vacancy then exists, the Board shall create such a vacancy by taking such actions as are necessary to increase the size of the Board by one director). Thereafter, neither the NCGC nor the Board shall withhold its recommendation for the re-election of the Purchaser Director to the Board. Following the expiration of the Purchaser Director’s initial term, until the Purchaser Rights Termination Event, the Company will be required to (i) include the Purchaser Director in the Company’s slate of director nominees and recommend to its stockholders that the Company’s stockholders vote in favor of the electing the Purchaser Director to the Board at the Company’s annual meeting, and (ii) use commercially reasonable efforts to have the Purchaser Director elected as a director of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any of its other nominees to the Board.

(b) The Purchaser Director shall be entitled to receive from the Company the same indemnification in connection with his or her role as a director as the other members of the Board, and the Purchaser Director shall be entitled to reimbursement for expenses incurred to the same extent as the other members of the Board. The Company shall notify the Purchaser Director of all regular and special meetings of the Board. The Company shall provide the Purchaser Director with copies of all notices, minutes, consents and other materials provided to all other members of the Board concurrently as such materials are provided to the other members.

(c) Following the Purchaser Rights Termination Event, the Purchaser will have no further rights under this Section 6.1(c) and, at the written request of the Board, the irrevocable resignation letter described in Section 6.1(e)(iv) shall become operative and the Purchaser Director shall be deemed to have resigned from the Board.

(d) The Purchaser Director shall be subject to customary confidentiality and information use restrictions applicable to members of the Board. The Purchaser agrees that the Board may recuse the Purchaser Director by majority vote of the members of the Board (but excluding such Purchaser Director) from the portion of any Board meeting at which the Board or is evaluating or taking action with respect to (i) the exercise of any of the Company’s rights or enforcement of any of the obligations under this Agreement, the Commercial Agreement, the Certificate of Designations or the Warrants or (ii) any transaction proposed by, or with, the Purchaser or its Controlled Affiliates or Representatives. The Board may withhold from the Purchaser Director any material distributed to the directors to the extent directly relating to the subject of that recusal.

(e) As a condition to the appointment of the Purchaser Director or nomination for election as a director of the Company pursuant to this Section 6.1(e), the Purchaser Director shall provide to the Company:

(i) all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and Representatives in a proxy statement or other filings in accordance with Requirements of Law or any stock exchange rules or listing standards;

(ii) all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations; and

(iii) an undertaking in writing by the Purchaser Director, to the extent the same is made by the other members of the Board:

(1) to be subject to, bound by and duly comply with the code of conduct and other policies of the Company, in each case, to the extent applicable to all other non-executive directors of the Company; and

(2) to provide such additional information reasonably necessary to comply with future legal or regulatory obligations of the Company; and

(iv) an irrevocable advance resignation letter pursuant to which the Purchaser Director shall resign from the Board as set forth in this Agreement.

(f) Purchaser agrees that it shall, and it shall cause and direct its Controlled Affiliates to, vote (including, if applicable, by delivering one or more proxies or through the execution of one or more written consents if stockholders of the Company are requested to vote through the execution of an action by written consent in lieu of any annual or special meeting of stockholders of the Company) any voting Equity Securities owned by them or over which they have voting control to be present for quorum purposes, in favor of all those persons nominated to serve as directors of the Company by the NCGC of the Board and against any nominee not so nominated.

6.2 Information Rights. In the event that Purchaser acquires beneficial ownership of fifteen percent (15%) or more of the aggregate number of issued and outstanding shares of Common Stock as measured on a Fully-Diluted basis, then, upon Purchaser’s request, Company and its Subsidiaries will prepare and provide, or cause to be prepared and provided, to Purchaser, within the time periods applicable to the Company under Section 13(a) or 15(d) of the Exchange Act (or if the Company is at any time not subject to Section 13(a) or 15(d) under the Exchange Act, the time periods that would be applicable to the Company if it were so subject) all quarterly and annual financial statements required to be contained in a filing with the SEC on Forms 10-Q and 10-K; and, within thirty (30) days after the end of each monthly accounting period in each fiscal quarter, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such monthly period, and the unaudited consolidated statements of operations of the Company and its Subsidiaries for each such monthly period and for the current fiscal year to date. The Company will consider and respond in good faith to reasonable requests for additional information, to the extent already existing or that can be prepared without excessive cost or management time, regarding the Company and its Subsidiaries (to the extent such requests are made by Purchaser in its capacity as a stockholder of the Company), provided that the Company and its Subsidiaries will not be required to provide any such additional information pursuant to this sentence if providing such information would reasonably be expected to jeopardize an attorney-client privilege or cause a loss of attorney work product protection (in which case the Company will cooperate in good faith with Purchaser to develop and implement reasonable alternative arrangements to provide Purchaser and its Representatives with the intended benefits of this sentence). In furtherance and not in limitation of the foregoing, until the Purchaser Rights Termination Event, the Company and its Subsidiaries will use its commercially reasonable efforts to prepare and provide, or to cause to be prepared and provided, including, if requested and reasonably available, in electronic data format, to Purchaser, in a reasonably timely fashion upon reasonable prior request by Purchaser, any (A) financial information or other data relating to the Company and its Subsidiaries and (B) any other relevant information or data, in each case to the extent necessary, as reasonably determined in good faith by Purchaser, for Purchaser or its Affiliates to (x) comply with GAAP or to comply with its reporting, filing, tax, accounting or other obligations pursuant to Requirements of Law or (y) apply the equity method of accounting, in the event Purchaser or its Affiliates is required to account for its investment in the Company under the equity method of accounting under GAAP and agrees to use its commercially reasonable efforts to cause its and its Subsidiaries’ Representatives to cooperate in good faith with Purchaser or its applicable Affiliates in connection with the foregoing.

6.3 Restrictive Legends.

(a) The Purchaser agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE “BLUE SKY” LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH STATE LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF AUGUST 11, 2021, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER. TRANSFERS IN VIOLATION OF SUCH AGREEMENT SHALL BE NULL AND VOID AND NEED NOT BE RECOGNIZED BY THE ISSUER.”

6.4 Purchaser Consent Rights. Until the Purchaser Rights Termination Event, the following actions proposed to be taken by the Company shall require, in addition to any required Board approval or other approval, the written approval of Purchaser:

(a) any amendments to the certificate of incorporation or bylaws of the Company that would have a (x) material and adverse effect on the rights or obligations of Purchaser, in its capacity as a holder of the Warrants, Preferred Stock or (y) material, adverse and disproportionate effect on the rights or obligations of Purchaser, in its capacity as a holder of shares of Class A Common Stock;

(b) any voluntary liquidation, dissolution or winding-up of the Company; and

(c) any voluntary deregistration under the Exchange Act or delisting of the shares of Class A Common Stock (provided that a decision by the Company to move the listing of the shares of Class A Common Stock from NASDAQ to another national securities exchange shall be permitted without the written approval of Purchaser).

6.5 Standstill.

(a) During the period from the date of this Agreement until the five-year anniversary of the Closing Date (the “Standstill Period”), except as permitted by the Board in its sole discretion subject to clause (x) below or as otherwise specified below, the Purchaser shall not, and shall cause its Controlled Affiliates and Representatives not to, directly or indirectly, alone or acting in concert, but expressly subject, in each case, to the provisions of Section 6.5(b):

(i) acquire or hold ownership of more than 34.9% (on an as-converted, as-exercised basis) of the Equity Securities of the Company;

(ii) engage in, directly or indirectly, any “solicitation” (as such term is defined under the Exchange Act) of proxies or consents with respect to the election or removal of directors or other matter or proposal relating to the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents;

(iii) form, join or act in concert with any group with respect to any Equity Securities of the Company, other than solely with Controlled Affiliates of the Purchaser with respect to the Securities (and Equity Securities underlying such Securities) now or hereafter owned by them;

(iv) make, or propose, any offer or proposal with respect to any tender offer, exchange offer, merger, consolidation, acquisition, business combination, recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction involving the Company or any of its Subsidiaries or any of its or their respective securities or material assets (an “Extraordinary Transaction”), either publicly or in a manner that would reasonably require public disclosure by the Company or its Affiliates or Representatives or the Purchaser or its Controlled Affiliates or Representatives (unless such action is permitted by Section 6.5(b));

(v) agree, attempt, seek or propose to deposit any Equity Securities of the Company in any voting trust or similar arrangement or subject any Equity Securities of the Company to any arrangement or agreement with respect to the voting of any such securities;

(vi) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board (other than in accordance with Section 6.1);

(vii) call or seek to call any meeting of stockholders of the Company or provide to any third party a proxy, consent or requisition to call any meeting of stockholders of the Company;

(viii) seek the removal of any member of the Board, conduct a referendum of stockholders of the Company, make or be the proponent of any stockholder proposal to the Company or make a request for a stockholder list or other records of the Company;

(ix) request that the Company or its Representatives, amend or waive any provision of this Section 6.5, in a manner that would, or would reasonably be expected to, require public disclosure of such request;

(x) without the prior written consent of the Board (such consent not to be unreasonably withheld, conditioned or delayed), agree, attempt, or seek to acquire or purchase through private block trades conducted by one or more investment banks shares of Class A Common Stock that represent 5.0% or greater of the aggregate number of issued and outstanding shares of Common Stock on a Fully-Diluted basis;

(xi) without the prior written consent of the Board (such consent not to be unreasonably withheld, conditioned or delayed), during the term of this Agreement, acquire or purchase in excess of 15.0% in the aggregate of the Company’s issued and outstanding shares of Common Stock on a Fully-Diluted basis through open market purchases of shares of Class A Common Stock;

(xii) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or its Subsidiaries or any of its or their current or former directors or officers (including derivative actions) in order to effect or take any of the foregoing actions;

(xiii) enter into any negotiations, arrangements, discussions, agreements or understandings with (whether written or oral), or advise, finance, or solicit, or knowingly facilitate, assist, encourage or seek to persuade, in each case, any third party to take or cause any of the foregoing actions; or

(xiv) agree or commit to any of the foregoing.

(b) Notwithstanding the foregoing, (x) nothing in this Agreement shall prohibit or restrict the Purchaser or any of its Affiliates or Representatives from (i) communicating privately with the Board regarding any matter (including to make confidential proposals, including in respect of Extraordinary Transactions and/or that the Board waive, amend or provide a release of any provision of this Section 6.5), so long as such communications or proposals are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or proposals or (ii) enforcing, or seeking to enforce, any of the Purchaser’s or its Affiliates’ rights under this Agreement or any other definitive documentation delivered in connection with transactions contemplated by this Agreement, and (y) this Section 6.5(b) shall not in any way limit (A) the activities of any Purchaser Director taken in good faith in his or her capacity as a director of the Company or (B) the full participation of any Purchaser Director in any Board (or Board committee, as applicable) discussions, deliberations, negotiations or determinations, or other actions or matters with respect to which any other members of the Board participate, regarding any Extraordinary Transaction; provided that with respect to this clause (B), in the case of any Purchaser Director that is a director, officer, employee or Affiliate of Purchaser or its Controlled Affiliates, such Extraordinary Transaction is not proposed by Purchaser or any of its Controlled Affiliates.

(c) Purchaser shall be responsible for any breach of this Section 6.5 by any of its Controlled Affiliates or Representatives.

6.6 Preemptive Rights.

(a) From the Closing Date and until the Purchaser Rights Termination Event, the Company hereby grants Purchaser the right, subject to Requirements of Law, to purchase (and/or designate any Permitted Transferee to purchase) (each, a “Pre-Emptive Stockholder”) Purchaser’s Pro Rata Portion of any Equity Securities (collectively, the “New Securities”) that the Company may from time to time propose to issue (other than in Permitted Transactions); provided that, for the avoidance of doubt, (i) such Pro Rata Portion of any New Securities shall not increase the total number of New Securities issued or proposed to be issued and (ii) no Proposed Issuance (including any issuance of New Securities to the Pre-Emptive Stockholders completed in compliance with this Section 6.6) shall be applied in a circular manner to this Section 6.6 so as to result in duplicative or iterative pre-emptive rights.

(b) The Company shall give written notice (an “Issuance Notice”) of any proposed issuance described in subsection (a) above to Purchaser no later than ten Business Days prior to such issuance (or if such notice period is not reasonably possible under the circumstances, such prior written notice as is reasonably possible) (a “Proposed Issuance”). The Issuance Notice shall set forth the material terms and conditions of the proposed issuance, including:

(i) the number and description of the New Securities to be issued and the percentage of the Company’s outstanding Equity Securities such issuance would represent;

(ii) the proposed issuance date; and

(iii) the cash purchase price per New Security (and/or, if applicable, reasonably detailed information with respect to any non-cash consideration proposed to be received by the Company in respect of such proposed issuance, in order to permit the Pre-Emptive Stockholders to evaluate the Fair Market Value (as defined in the Warrants) of any such non-cash consideration).

(c) The Pre-Emptive Stockholders shall for a period of ten (10) Business Days (or such shorter period if the Issuance Notice was sent by the Company in accordance with the first sentence of subsection (b) above less than ten Business Days prior to the proposed issuance date, but in no event less than two Business Days) following the receipt of an Issuance Notice (the “Exercise Period”) have the right to elect to purchase its Pro Rata Portion of the New Securities, at an all-cash purchase price per New Security (the “Per Security Offering Price”) equal to: (1) in the case of all-cash consideration proposed to be received by the Company in respect of the Proposed Issuance, the cash purchase price per New Security set forth in the Issuance Notice or (2) in the case of consideration other than all-cash consideration proposed to be received by the Company in respect of the Proposed Issuance, the per New Security price derived from the Fair Market Value of all consideration proposed to be received by the Company as of the date of receipt of such Issuance Notice. The Pre-emptive Stockholders may exercise the election by delivering a written notice to the Company during the Exercise Period. Such notice must indicate the specific amount of New Securities that such Pre-emptive Stockholder desires to purchase and may not be conditioned in any manner not also available to other potential purchasers of the Proposed Issuance. The Pre-emptive Stockholders, if so exercising its election (an “Exercising Stockholder”), shall be entitled and obligated to purchase, that portion of the New Securities so offered to such Pre-emptive Stockholder specified in such

Pre-emptive Stockholder’s notice on the terms and conditions set forth in the Issuance Notice. The failure of any Pre-emptive Stockholder to exercise its election during the Exercise Period shall be deemed a waiver by such Pre-emptive Stockholder of its rights under this Section 6.6 with respect to such Proposed Issuance. The closing of any purchase by a Pre-emptive Stockholder shall be consummated concurrently with the consummation of the Proposed Issuance; provided however that the closing of any purchase by any such Pre-emptive Stockholder (and/or any of its designees) may be extended beyond the closing of the consummation of the remainder of the Proposed Issuance to the extent necessary to obtain required regulatory approvals.

(d) Subject to Section 6.6(g), if any Pre-emptive Stockholder (directly or through its designees) fails to purchase its allotment of the New Securities within the time period described in Section 6.6(c), the Company shall be free to complete the Proposed Issuance to the extent and with respect to which such Pre-emptive Stockholder failed to exercise the option set forth in this Section 6.6 on terms no less favorable to the Company (including with respect to consideration) than those set forth in the Issuance Notice (except that the amount of New Securities to be issued or sold by the Company may be reduced); provided that such Proposed Issuance is closed within sixty (60) Business Days after the expiration of the Exercise Period (subject to the extension of such sixty (60) Business Day period for a reasonable time not to exceed an additional sixty (60) Business Days to the extent reasonably necessary to obtain any required regulatory approvals). In the event the Company has not completed (in whole or in part) such Proposed Issuance within such time period, the Company shall not thereafter issue or sell any such New Securities without first again offering such securities to the Pre-Emptive Stockholder in accordance with the procedures set forth in this Section 6.6.

(e) Upon the issuance of any New Securities in accordance with this Section 6.6, the Company shall deliver to the Exercising Stockholders certificates evidencing the New Securities, which New Securities shall be issued free and clear of any liens, other than liens or encumbrances created by this Agreement, arising due to Requirements of Law or created by or at the direction of Purchaser, and the Company shall so represent and warrant to the purchasers thereof, and further represent and warrant to such purchasers that such New Securities shall be, upon issuance thereof to such purchasers and after payment of the Per Security Offering Price therefor, duly authorized, validly issued, fully paid and non-assessable. Purchaser shall deliver or cause to be delivered to the Company the aggregate Per Security Offering Price for the New Securities purchased by it (and/or such designees) by certified or bank check or wire transfer of immediately available funds. In the event that a Proposed Issuance shall be terminated or abandoned by the Company without the issuance of any New Securities, then each Pre-emptive Stockholder’s rights pursuant to this Section 6.6 shall also terminate as to such Proposed Issuance.

(f) For the avoidance of doubt, the aggregate New Securities issued to the Exercising Stockholders and their designees hereunder may equal but shall not exceed Purchaser’s aggregate Pro Rata Portion of the New Securities.

(g) In the event that the Company has been advised by its outside counsel that the issuance of New Securities in full to the Preemptive Stockholders pursuant to this Section 6.6 would require the approval of the Company’s stockholders under Applicable Requirements of Law, including the rules of NASDAQ, (i) the excess amount of such New Securities to the extent otherwise triggering such stockholder approval requirement will be excluded from the total number of New Securities that the Pre-emptive Stockholders would otherwise have a right to purchase pursuant to this Section 6.6 and (ii) each such Pre-emptive Stockholder shall instead be permitted (in its sole discretion) to acquire, in one or more open market transactions, up to a number of shares of Class A Common Stock, that would, in the aggregate, result, after giving effect to such open market transactions (and ignoring other intervening events), in such Pre-emptive Stockholder’s beneficial ownership of Common Stock being equal to what such Pre-emptive Stockholder’s beneficial ownership of Common Stock would have been had New Securities been issued in full pursuant to this Section 6.6 to such Pre-emptive Stockholder (and/or such designee(s)) in the absence of such stockholder approval requirement.

6.7 Transfers of Securities.

(a) Restrictions on Transfer. During the Standstill Period, the Purchaser shall not, (i) sell, offer to sell, contract to sell, sell or grant any option, right or warrant to purchase, purchase or acquire any option to sell, or otherwise dispose or transfer any Securities acquired pursuant to the Investment (including any shares of Class A Common Stock issued upon exercise or conversion, as applicable, of any such Securities); provided that, the foregoing restrictions shall not apply (A) if the Purchaser and its Controlled Affiliates have used commercially reasonable efforts to obtain the Required Regulatory Approvals and such Required Regulatory Approvals are not obtained or (B) if any of the Required Regulatory Approvals are or would be obtained but the approvals in connection therewith would require or impose a Burdensome Condition, (ii) engage in any short sale, purchase or acquisition of any derivative security, including any purchase, acquisition, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction with respect to any security (other than a broad-based market basket or index)) or entering into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, any securities that derives any material part of its value from the price or value (including fluctuations thereof) of the Securities (any of clause (i) or (ii), a “Transfer”)), other than any such Transfer:

(i) to any of the Purchaser’s wholly-owned subsidiaries and/or, if consented to by the Company, with such consent not to be unreasonably withheld, other Controlled Affiliates of Purchaser, subject to compliance with Requirements of Law; provided that in respect of any such Transfer during the Standstill Period (1) the Purchaser shall provide the Company with written notice at least five Business Days in advance of any such Transfer, which notice shall include the identity of the proposed transferee, the date of the proposed Transfer and the amount of Securities proposed to be Transferred, and (2) such transferee shall enter into a joinder to this Agreement in a form reasonably acceptable to the Company, which joinder shall include, without limitation, provisions to ensure that determinations of the Purchaser’s beneficial ownership and its obligations in respect of the Securities hereunder, including the Purchaser’s voting obligations and obligations pursuant to Section 6.8, shall be consistent with such determination and such obligations prior to any such Transfer (each transferee permitted by this clause (i), a “Permitted Transferee”);

(ii) to the Company or any of its Subsidiaries; and

(iii) pursuant to any Extraordinary Transaction involving the Company or its Subsidiaries that has been approved by the Board.

(b) The Purchaser shall not use any Controlled Affiliate for the purpose of transferring the beneficial ownership of the Securities to a third party to whom it would not otherwise be permitted to Transfer such Securities.

6.8 Voting Requirement. Until the Purchaser Rights Termination Event, the Purchaser agrees (a) to appear in person (including via permitted remote or virtual attendance) or by proxy at any annual or special meeting of the Company’s stockholders and (b) to vote the shares of Common Stock or Preferred Stock beneficially owned by the Purchaser at such meeting in the same proportion as the unaffiliated stockholders of the Company with respect to any Company proposal or stockholder proposal or nomination presented at such meeting or solicitation of consents (other than with respect to the election of the Purchaser Director). The Company and the Purchaser agree to cooperate in good faith to effectuate the proportionate voting contemplated by this Section 6.8. For purposes of this Section 6.8, the “unaffiliated stockholders of the Company” shall not include the Company, Purchaser, any current director or officer of the Company, any other beneficial owner of more than 5.0% of the outstanding Common Stock on a Fully-Diluted basis (other than investors that are eligible to file a Schedule 13G with the SEC pursuant to Rule 13d-1(b) of the Exchange Act), or any Affiliate of any of the foregoing Persons.

6.9 Registration Rights. Upon and after the Closing, Purchaser shall have registration rights as set forth on Exhibit D hereto.

6.10 Employee Non-Solicit and Non-Hire. For a period commencing on the Closing Date until the date that is one (1) year following the termination of the Commercial Agreement, Purchaser shall not, and shall cause its Controlled Affiliates not to, directly or indirectly, solicit for employment or hire any current employee of the Company with a title of Director or above; provided that the foregoing restriction shall not (A) apply to any current employee of the Company who contacts Purchaser or its Controlled Affiliates in response to any general solicitation or advertising or (B) any former employee of the Company whose employment or engagement with the Company was terminated (x) by the Company or (y) by such former employee at least six (6) months prior to employment discussions between such former employee and Purchaser or its Controlled Affiliates.

6.11 Commercial Agreement. The Purchaser and the Company shall, or shall cause one or more designated Affiliates to, use their respective commercially reasonable efforts to negotiate in good faith to prepare and finalize as promptly as reasonably practicable following the date hereof all transitional and program integration arrangements contemplated by the Commercial Agreement, including any related schedules and such other appropriate documentation as may be necessary or advisable in connection therewith, and on terms, conditions and principles contained in the form of the Commercial Agreement attached hereto as Exhibit A.

6.12 Regulatory Efforts.

(a) (i) Each of the Purchaser and the Company shall file a notification and report form pursuant to the HSR Act with the U.S. Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the transactions contemplated hereby and, within ten (10) Business Days of the date hereof, requesting early termination of the waiting period under the HSR Act (to the extent early termination is available) and (ii) each of the Purchaser and the Company shall file any other filings, applications and submissions necessary, proper or advisable to consummate the transactions contemplated hereby with any Governmental Authority as promptly as practicable.

(b) The Company shall, and shall cause its Affiliates to, and the Purchaser shall, and shall cause its Controlled Affiliates to, use commercially reasonable efforts to obtain all consents, approvals, authorizations or waivers of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated hereby or by the Preferred Stock or Warrants (including the conversion or exercise of such Securities, as applicable) as soon as reasonably practicable in accordance with the terms hereof and thereof.

(c) Each of the Company and the Purchaser shall consult with one another with respect to the obtaining of all consents, approvals, authorizations or waivers of Governmental Authorities necessary, proper or advisable to consummate the transactions contemplated hereby or by the Preferred Stock or Warrants (including the conversion or exercise of such Securities, as applicable) and each of the Company and the Purchaser shall keep the others apprised on a prompt basis of the status of matters relating to such consents, approvals, authorizations or waivers. The Company and the Purchaser shall have the right to review in advance and, to the extent practicable, and subject to any restrictions under Requirements of Law, each shall consult the other on, any filing made with, or written materials submitted to, any Governmental Authority in connection with the transactions contemplated hereby and each party agrees to in good faith consider and reasonably accept comments of the other party thereon. The Company and Purchaser shall promptly furnish to each other copies of all such filings and written materials after their filing or submission, in each case subject to Requirements of Law. The Company and the Purchaser shall promptly advise each other upon receiving any communication from any Governmental Authority with respect to any consent, approval, authorization or waiver is required to consummate the transactions contemplated hereby or by the Preferred Stock or Warrants (including the conversion or exercise of such Securities, as applicable), including promptly furnishing each other copies of any written or electronic communication, and shall promptly advise each other when any such communication causes such party to believe that there is a reasonable likelihood that any such consent, approval, authorization or waiver will not be obtained or that the receipt of any such consent, approval, authorization or waiver will be materially delayed or conditioned. The Company shall not, and shall cause its Affiliates not to, and the Purchaser shall not, and shall cause its Controlled Affiliates not to, permit any of their respective directors, officers, employees, partners, members, stockholders or any other Representatives to participate in any live or telephonic meeting (other than non-substantive scheduling or administrative calls) with any Governmental Authority in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby or by the Preferred Stock or Warrants (including the conversion or exercise of such Securities, as applicable) unless it consults with the other in advance and, to the extent permitted by Requirements of Law and by such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting. Notwithstanding the foregoing, in no event will any party be required to disclose to any other party any personally identifiable information.

6.13 Post-Closing Insurance Regulatory Obligations.

(a) To the extent that the conversion of the Preferred Stock or the exercise of the Warrants would cause Purchaser to hold in excess of 9.9% of the outstanding voting stock of the Company, (i) as soon as practicable prior to such conversion or exercise, Purchaser agrees to prepare and file (A) a Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer or a disclaimer of affiliation (the “Delaware Filing”) with the Delaware Department of Insurance (the “Delaware Department”) with respect to Root Property & Casualty Insurance Company and (B) a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer or a disclaimer of affiliation (the “Ohio Filing” and, together with the Delaware Filing and including biographical affidavits, background information, questionnaires, financial statements and information, structure of Purchaser and its Controlled Affiliates and any amendments thereof or supplements thereto to the extent required under the Requirements of Law, the “Insurance Filings”) with the Ohio Department of Insurance (the “Ohio Department” and, together with the Delaware Department, the “Departments”) with respect to Root Insurance Company and (ii) if the Company becomes subject to regulation in any additional jurisdictions, Purchaser agrees to prepare and file any regulatory filings in such jurisdictions as may be required to acquire control of an insurance company in such jurisdictions (the “Additional Regulatory Filings”). The Company acknowledges and agrees, subject to reasonable prior notice and consultation, that customary portions of the Insurance Filings or any Additional Regulatory Filings may be submitted on a confidential basis and certain of the biographical affidavits may be submitted as soon as practicable subsequent to the filings of the Insurance Filings with the Departments or any Additional Regulatory Filings with other Governmental Authorities. All such governmental and regulatory approvals, consents, orders and waivers referenced in subsections (i) and (ii) above shall be referred to as the “Required Regulatory Approvals”.

(b) Purchaser agrees to consult with the Company and its counsel in seeking the Required Regulatory Approvals and to address and take into account all reasonable comments provided by the Company and its counsel in connection with any application, filing, submission or correspondence by Purchaser relating thereto. Purchaser agrees to obtain the consent of the Company prior to filing or submitting the Insurance Filings to the Departments or any Additional Regulatory Filings with other Governmental Authorities, which consent shall not be unreasonably withheld or delayed. Notwithstanding the consultation and consent rights of the Company contained herein, the Company acknowledges and agrees that Purchaser shall have sole discretion with respect to whether to file a Form A or a disclaimer of affiliation with either of the Departments and the information and documents that Purchaser may submit as part of or in connection with the Insurance Filings or any Additional Regulatory Filings; provided, that Purchaser shall use commercially reasonable efforts to obtain such approval and shall file a Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer if a disclaimer of affiliation is unavailable.

(c) Each party and its counsel shall be permitted the opportunity to participate in any discussions and meetings (including telephonic, video and in-person discussions and meetings) that the other party or its counsel have with the Departments or other Governmental Authorities with respect to the Insurance Filings or any Additional Regulatory Filings, other than solely the portions of any discussion or meeting during which confidential or proprietary information of Purchaser is discussed, and will be provided reasonable advance notice thereof, unless objected to by the Departments or other Governmental Authorities. In connection with the preparation, filing or review of the Insurance Filings or any Additional Regulatory Filings (or any information or documentation submitted in connection therewith), if the Departments or other Governmental Authorities make an inquiry or commence any action relating thereto, the Company and Purchaser shall cooperate together in good faith to promptly resolve any issues that may arise therefrom in order to obtain approval of the Insurance Filings or any Additional Regulatory Filings as promptly as practicable. Purchaser agrees to keep the Company informed on a prompt basis of the status of the Required Regulatory Approvals. Each party shall promptly advise the other party upon receiving any communication from any Governmental Authority with respect to any consent, approval, authorization or waiver that is necessary, proper or advisable to consummate the transactions contemplated hereby, including promptly furnishing the other party with copies of any such written or electronic communication; provided that Purchaser shall not be obligated to share with the Company any confidential or proprietary information of Purchaser or its Affiliates or any personally identifiable information contained in any such written correspondence from the Departments or other Governmental Authorities and, in such case, Purchaser shall promptly provide a redacted copy of such written correspondence to the Company.

(d) Purchaser agrees to promptly provide, or cause to be provided, to the extent reasonably necessary to obtain the Required Regulatory Approvals, information and documents requested by the Departments or other Governmental Authorities of or relating to Purchaser or its structure, businesses, operations, assets, liabilities or financial condition or any of its directors, officers, partners, members or stockholders.

(e) The Company agrees (i) to provide reasonable cooperation and assistance to Purchaser in connection with the Required Regulatory Approvals and (ii) to provide such other information, execute and deliver any additional agreements, documents or instruments, and provide notice of this Agreement to Governmental Authorities as is reasonably necessary, proper or advisable to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(f) Purchaser acknowledges and agrees that any conversion of the Preferred Stock or exercise of the Warrants by Purchaser that would cause Purchaser to hold in excess of 9.9% of the aggregate number of issued and outstanding shares of Common Stock on a Fully-Diluted basis is expressly conditioned on the receipt of the Required Regulatory Approvals, and the Purchaser shall not, and shall cause its Controlled Affiliates not to, effect any such conversion or exercise without obtaining the Required Regulatory Approvals. The Company shall not register, or permit the Company’s transfer agent to register, any conversion of the Preferred Stock or exercise of the Warrants by Purchaser in violation of this Agreement.

(g) Notwithstanding anything to the contrary set forth in this Agreement, Purchaser shall not be obligated (x) to take or refrain from taking or to agree to its, its Affiliates or its or their Subsidiaries taking or refraining from taking any action (including any amendment, waiver or termination of any agreement, exhibit or schedule, including this Agreement, the Warrants, the Certificate of Designations, and the Commercial Agreement and the Exhibits and Schedules hereto or thereto) or (y) to suffer to exist any limitation, action, restriction, condition or requirement, in any such case in either clause (x) or (y) which, individually or together with all other such actions, non-actions, agreements, limitations, restrictions, conditions or requirements, would, or would reasonably be expected to, have (i) a material adverse effect on the business, financial condition, assets and liabilities (considered together), or results of operations of Purchaser and its Controlled Affiliates and Subsidiaries, taken as a whole or (ii) a material adverse effect on the aggregate economic benefits, taken as a whole, that, as of the date hereof, Purchaser reasonably expects to obtain from the transactions contemplated by this Agreement, taken as a whole (a “Burdensome Condition”). Without the prior written consent of Purchaser, the Company shall not, and shall cause its Subsidiaries not to, take any action or agree to the taking or refraining from any action or accept any limitation, action, restriction, condition or requirement that, individually or in the aggregate, would, or would be reasonably expected to, result in a Burdensome Condition.

6.14 Outside Activities. Subject to the provisions of the Commercial Agreement:

(a) Purchaser and any of its Affiliates may engage in or possess any interest in other investments, business ventures or Persons of any nature or description, independently or with others, similar or dissimilar to, or that competes with, the investments or business of the Company, and may provide advice and other assistance to any such investment, business venture or Person.

(b) The Company shall have no rights by virtue of this Agreement in and to such investments, business ventures or Persons or the income or profits derived therefrom.

(c) The pursuit of any such investment or venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty in respect of the Company, its Subsidiaries or Purchaser. None of Purchaser or any of its Affiliates (other than, if applicable, the Purchaser Director solely in his capacity as such (and not in any other capacity)) shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character that, if presented to the Company, could be pursued by the Company, and Purchaser and any of its Affiliates shall have the right to pursue for its own account (individually or as a partner or a fiduciary) or to recommend to any other any such investment opportunity.

6.15 Corporate Actions. At any time that Preferred Stock or Warrants remain outstanding, the Company shall take all lawful action to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Class A Common Stock to satisfy the conversion requirements of the Preferred Stock and the exercise requirements of the Warrants then outstanding.

6.16 NASDAQ Listing of Shares. The Company shall promptly apply to cause the aggregate number of shares of Class A Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants to be approved for listing on NASDAQ, subject to official notice of issuance, or such other primary exchange as to which Class A Common Stock is then admitted for trading.

6.17 Tax Reporting and Forms.

(a) Prior to Closing, the Company and the Purchaser, acting reasonably, will agree on an amount of the Purchase Price as payment for the Warrants and the remainder of the Purchase Price will be treated as payment for the Preferred Stock, and agree to not take any tax position inconsistent with such tax characterization unless otherwise required by a binding determination with respect to a tax audit, contest or similar proceeding.

(b) Each of the Company and the Purchaser intend that, other than distributions paid by the Company in cash or property to the extent of the Company’s earnings and profits for U. S. federal income tax purposes, the Purchaser shall not be viewed as receiving constructive or deemed distributions under Section 305 of the U. S. Internal Revenue Code of 1986, as amended, in respect of the shares of Preferred Stock held by Purchaser, and each of the parties hereto agrees to report consistently with such intent on their tax returns and not take any action inconsistent with the foregoing except as required by any binding determination of the Internal Revenue Service, change in law, or binding change in interpretation of the law.

(c) At the Closing, Purchaser shall provide to the Company a properly completed IRS Form W-9 and will update such forms as necessary upon the written request of the Company or if any such previously provided form expires or becomes obsolete or inaccurate in any respect.

6.18 Schedule 13D. In the event that Purchaser shall be required to file a Schedule 13D (or Schedule 13D amendment) with the SEC pursuant to the Exchange Act in respect of the Closing, then Purchaser shall, in advance of filing the Schedule 13D or Schedule 13D amendment with the SEC, provide the Company and its counsel with a reasonable opportunity to review and comment on the “Item 4” disclosure contained in the Schedule 13D or Schedule 13D amendment, which comments shall be considered in good faith by the Purchaser.

6.19 Confidentiality. Prior to Closing, the Company and Purchaser shall enter into a mutually agreeable confidentiality agreement, and all written, oral or other information provided by either party (including any written, oral, material non-public or other information provided by the Company to the Purchaser Director in its capacity as such or otherwise) shall be subject to such confidentiality agreement.

7. Termination.

7.1 Termination. Prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time:

(a) by mutual written consent of the Purchaser and the Company;

(b) by either party, if the other party shall have breached in any material respect any of its obligations under this Investment Agreement and such breach remains uncured 45 days after notice of such breach by the non-breaching party to the breaching party;

(c) if any Restraint enjoining or otherwise prohibiting the Investment shall be in effect and shall have become final and nonappealable; or

(d) by either the Company or the Purchaser if the Closing shall not have occurred prior to 5:00 p.m., New York City time, on February 11, 2022 (the “Outside Termination Date”); provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to a party whose failure to fulfill any material obligation under this Agreement or other material breach of this Agreement has been the primary cause of, or resulted in, the failure of the Closing to have occurred prior to such time.

7.2 Effects of Termination. In the event of termination of this Agreement prior to the Closing by any party as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party; provided that Section 8, Sections 10 through 13 and Sections 15 through 20 shall survive such termination. No such termination shall relieve any party of any liability or damages to the other party resulting from fraud or any willful and material breach of this Agreement prior to such termination; provided that any cause of action with respect to any such breach must be brought no later than the 60th day following such termination. Notwithstanding anything to the contrary herein, the parties hereto acknowledge and agree that nothing contained herein shall be deemed to affect their right to specific performance in accordance with this Agreement. For purposes of this Agreement: (i) “willful and material breach” shall mean an action or omission taken or omitted to be taken that the breaching party (other than based on negligent misrepresentation or any similar theory) takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a material breach of this Agreement; and (ii) “fraud” shall mean common law fraud that is committed with actual knowledge of falsity and with the intent to deceive or mislead another.

8. Definitions.

8.1 Certain Defined Terms. As used in this Agreement the following terms have the following respective meanings:

“acting in concert”: A Person shall be deemed to be “acting in concert” with another Person if such Person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding (whether or not in writing)) in concert with, or towards a common goal relating to, changing or influencing the control of the Company or as a participant in any transaction having that purpose or effect, in parallel with such other Person.

“Affiliate”: The meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all Persons or entities that at any time during the Standstill Period become Affiliates of any Person or entity referred to in this Agreement.

“beneficial owner”, “beneficial ownership” and “beneficially own”: Except where the context requires otherwise, a Person shall be deemed the “beneficial owner” of, have “beneficial ownership” of and to “beneficially own” any shares of Common Stock:

(a) which such Person or any of such Person’s Affiliates, directly or indirectly, owns or has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person) or upon compliance with regulatory requirements, stock exchange rules and regulations or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise;

(b) which such Person or any of such Person’s Affiliates, directly or indirectly, has the right to vote or dispose of or is the beneficial owner of, beneficially owns or has beneficial ownership of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing;

(c) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate thereof) and with respect to which such Person (or any of such Person’s Affiliates) has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), for the purpose of acquiring, holding, voting or disposing of any voting securities of the Company; or

(d) which are the subject of a derivative transaction entered into by such Person (or any of such Person’s Affiliates), including, for these purposes, any derivative instrument (whether or not presently exercisable) acquired by such Person (or any of such Person’s Affiliates), that gives such Person (or any of such Person’s Affiliates) the economic equivalent of direct or indirect ownership of, or opportunity to obtain ownership of, an amount of such securities where the value of the derivative is determined in whole or in part with reference to, or derived in whole or in part from, the price or value of such securities, or which provides such Person (or any of such Person’s Affiliates) an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any change in the value of such securities, in any case without regard to whether (i) such derivative conveys any voting rights in such securities to such Person (or any Affiliate thereof), (ii) the derivative is required to be, or capable of being, settled through delivery of such securities, or (iii) such Person (or any of such Person’s Affiliates) may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of shares of Common Stock the subject Person shall be deemed the beneficial owner of, to beneficially own or to have beneficial ownership of by virtue of the operation of this Section 8.1(d), the subject Person shall be deemed to beneficially own (without duplication) the notional or other number of shares of Common Stock specified in the documentation evidencing the derivative position as being subject to be acquired upon the exercise or settlement of the applicable right or as the basis upon which the value or settlement amount of such right, or the opportunity of the holder of such right to profit or share in any profit, is to be calculated in whole or in part.

“Business Day”: Any day except a Saturday, a Sunday, or any day on which banking institutions in Columbus, Ohio, or New York, New York are required or authorized by law or other governmental action to be closed.

“Code”: The Internal Revenue Code of 1986, as amended, and any successor statute (together with all rules and regulations promulgated thereunder).

“Contagion Event”: (a) The outbreak of contagious disease, epidemic or pandemic (including COVID-19) or the continuation, escalation or worsening thereof, (b) the responses to the foregoing of any Governmental Authority and other Persons (in the case of the Company or any of its Subsidiaries, to the extent taken in good faith for the purpose of preserving the value of the businesses of the Company and its Subsidiaries), and (c) any changes in Requirements of Law in response to the foregoing, in each case, whether in place currently or adopted or modified hereafter, including any quarantine, “shelter-in-place,” “stay at home,” social distancing, shut down or closure.

“Controlled Affiliates”: means Carvana Co. and the controlled Affiliates of Carvana Co. or Purchaser.

“Convertible Securities”: Evidences of indebtedness, shares of stock or other securities (including options and warrants) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Equity Securities”: Any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Fully-Diluted”: means, with respect to the Common Stock, as of a particular time, the total outstanding shares of Common Stock as of such time, determined by treating all currently exercisable outstanding options, warrants and other rights for the purchase or other acquisition of Common Stock as having been exercised and by treating all outstanding currently exercisable Convertible Securities as having been so converted.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“NASDAQ”: The Nasdaq Global Select Market.

“Permitted Transactions”: (a) Issuances of shares of Class A Common Stock or shares of Class B Common Stock to directors, advisors, employees or consultants of the Company pursuant to a stock option plan, equity incentive plan, employee stock purchase plan, restricted stock plan, other employee benefit plan or other similar compensatory agreement or arrangement approved by the Board and (b) issuances of shares of Class A Common Stock pursuant to the conversion of Preferred Stock or the exercise of the Warrants.

“Person”: An individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

“Purchaser Director”: has the meaning ascribed to it in Section 6.1 hereof.

“Purchaser Rights 15% Event”: Such event shall be deemed to occur on the first day on which the Purchaser (together with its Permitted Transferees) ceases to beneficially own fifteen percent (15%) of the Fully Diluted Common Stock.

“Purchaser Rights Termination Event”: Such event shall be deemed to occur on the first day on which the Purchaser (together with its Permitted Transferees) ceases to beneficially own any of those shares of Preferred Stock acquired by the Purchaser at the Closing.

“Pro Rata Portion”: means 34.9%.

“Representative”: As to any Person, such Person’s directors, members, partners, managers, officers, employees, agents and other representatives, in each case to the extent acting in their capacity as such.

“Requirements of Law”: As to any Person, any law, treaty, rule or regulation, or determination or decree, or determination, of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“SEC”: The U.S. Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

“Securities”: The shares of Preferred Stock issued by the Company and purchased by the Purchaser and the Warrants issued by the Company to the Purchaser pursuant to this Agreement.

“Securities Act”: The Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Statutory Statements”: means (i) the annual statement of each Insurance Subsidiary for the year ended December 31, 2020, 2019 and 2018 in each case as required to be filed with the insurance regulatory authority of the jurisdiction of domicile of such Insurance Subsidiary and (ii) the statement of each Insurance Subsidiary for the quarterly period ended March 31, 2021, to the extent such statement is required to be filed with the insurance regulatory authority of the jurisdiction of domicile of such Insurance Subsidiary, in each case together with any exhibits, schedules and notes thereto.

“Subsidiary”: As to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).

Any of the above-defined terms may, unless the context otherwise requires, be used in the singular or plural depending on the reference.

9. Survival of Representations and Warranties. The representations and warranties of the Company in Section 4 and the representations and warranties of the Purchaser in Section 5 shall survive until such representations and warranties terminate on the earlier of (i) the date Purchaser obtains approval of the Insurance Filings from the Departments and (ii) the date that is nine (9) months after the Closing Date.

10. Amendments and Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed, in the case of an amendment, by each of the parties, or in the case of a waiver, by the party against whom the waiver is to be effective.

11. Notices, etc. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent (a) if to the Purchaser, to Paul Breaux, at 1930 W. Rio Salado Pkwy, Tempe, Arizona 85281, or at paul.breaux@carvana.com (or at such other address or e-mail address as the Purchaser shall have furnished to the Company in writing), in each case with a copy (which shall not constitute notice) to the attention of Robert E. Goedert, P.C., at Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654, or to robert.goedert@kirkland.com, and Edward J. Lee, P.C., at Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or to edward.lee@kirkland.com or (b) if to the Company, to Jonathan A. Allison (General Counsel), at Root, Inc., 80 E. Rich Street, Columbus, Ohio 43215, or at legal@joinroot.com (or at such other address or e-mail, or to the attention of such other officer, as the Company shall have furnished to the Purchaser in writing), in each case with a copy (which shall not constitute notice) to the attention of Todd E. Freed, Esq. at the following address: Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or to todd.freed@skadden.com, and Jon A. Hlafter, Esq. at the following address: Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001, or to jon.hlafter@skadden.com.

12. Construction.

(a) As used in this Agreement (i) the term “including” means “including, without limitation,” (ii) words of one gender shall be held to include the other genders as the context requires, (iii) the words “hereof,” “herein,” “hereby,” “hereto” and “herewith” and words of similar import shall, unless the context otherwise states or requires, refer to this Agreement as a whole and not to any particular provision of this Agreement, and all references to the introduction, Sections or Exhibits, unless the context otherwise states or requires, are to the introduction, Sections or Exhibits of, or to, this Agreement, (iv) the word “or” shall not be exclusive and (v) the words “date hereof” shall mean the date of this Agreement.

(b) To the extent that the Company is required to cause its Affiliates and the Purchaser is required to cause its Controlled Affiliates to take, or use commercially reasonable efforts to take, any action, and any one or more of such Affiliates or Controlled Affiliates, as applicable, fails to take or use commercially reasonable efforts to take such action, then the Company or the Purchaser, as applicable, shall be deemed in breach of this Agreement.

(c) The Purchaser and the Company have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Purchaser and the Company and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provisions of this Agreement.

(d) As used herein all references to issued and outstanding shares of Common Stock shall exclude treasury shares.

(e) As used herein all references to $ or dollars shall refer to United States dollars.

(f) References to the “parties” to this Agreement shall refer to the Purchaser and the Company, unless the context otherwise requires.

13. Publicity. Except pursuant to Requirements of Law or stock exchange rules, neither party shall issue a press release or other public announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either party may (a) issue any press release or public announcement so long as (x) any statements contained therein are consistent with previous releases or announcements with respect to which such party has complied with the provisions of this Section 13 and (y) such party provides the other party hereto with reasonable advance notice and (b) issue a press release or other public announcement in connection with the enforcement of its rights and remedies under this Agreement.

14. Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

15. Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arising out of or relating to this Agreement or any of the transactions contemplated hereby or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or relating to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto agrees, with respect to any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (b) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 11 shall be effective service of process for any such action.

16. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement.

18. Counterparts; Electronic Signature. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other Requirements of Law, e.g., www.docusign.com or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

19. Severability. Any term or provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without rendering illegal, invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. In the event that any provision hereof would, under Requirements of Law be illegal, invalid or unenforceable in any respect, each party hereto intends that such provision shall be reformed and construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, Requirements of Law and to otherwise give effect to the intent of the parties hereto.

20. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto. Neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. This Agreement shall not inure to the benefit of any other Person. This Agreement (including Exhibit A, Exhibit B, Exhibit C and Exhibit D) embodies the entire agreement and understanding between the Purchaser and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof.

[Signature Pages Follow]

Very truly yours,

ROOT, INC.

By:	/s/ Alexander Timm
Name: Alexander Timm
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

The foregoing Agreement is hereby agreed to as of the date first written above.

CARVANA GROUP, LLC

By:	/s/ Paul Breaux
Name: Paul Breaux
Title: Vice President, General Counsel and Secretary

[Signature Page to Investment Agreement]

EXHIBIT B

CERTIFICATE OF DESIGNATIONS

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

ROOT, INC.

pursuant to Section 151 of the

General Corporation Law of the State of Delaware

Root, Inc., a Delaware corporation (the “Company”), hereby certifies that:

The Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) confers upon the Board of Directors of the Company (the “Board of Directors”) the authority to provide for the issuance of shares of preferred stock in one or more series, and to fix the number of shares of such series and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares. On [•], 2021, the Board of Directors duly adopted the following resolution creating a series of preferred stock designated as the Series A Convertible Preferred Stock (the “Preferred Stock”), comprised initially of 14,053,096 shares and such resolution has not been modified and is in full force and effect as of [•], 2021 (the “Effective Date”):

RESOLVED that, pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of the class of authorized preferred stock, par value $0.0001 per share, of the Company is hereby created and that the designation and number of shares thereof and the powers, designations, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

SECTION 1. DESIGNATION. The distinctive designation of the Preferred Stock shall be “Series A Convertible Preferred Stock.” Each share of Preferred Stock shall be identical in all respects to every other share of Preferred Stock.

SECTION 2. NUMBER OF SHARES. The authorized number of shares of Preferred Stock shall be 14,053,096. Shares of Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into shares of Class A Common Stock, shall not be reissued as shares of such series and shall be cancelled and become authorized but unissued shares of preferred stock of the Company.

SECTION 3. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall subject to Section 7 below be entitled, out of funds legally available therefor, before any distribution or payment may be made by the Company or set aside for the holders of any Junior Stock, and subject to the rights of the holders of any Senior Stock or Parity Stock upon liquidation, dissolution or winding up and the rights of the Company’s depositors and other creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $9.00 per share plus the amount of any accrued but unpaid dividends thereon as of such date (the “Liquidation Preference”). Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Certificate of Designations (including in this Section 3 and in Section 7 below).

SECTION 4. DEFINITIONS. As used herein with respect to Preferred Stock:

(a) “90 Day VWAP” means the average of the VWAP per share of Class A Common Stock for each of ninety consecutive full Trading Days.

(b) “Affiliate” has the meaning specified in the Investment Agreement.

(c) “Board of Directors” has the meaning specified in the Preamble.

(d) “Business Day” means a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

(e) “Bylaws” means the Amended and Restated Bylaws of the Company, as they may be amended from time to time in accordance with their terms.

(f) “Certificate of Designations” means this Certificate of Designations relating to the Preferred Stock, as it may be amended from time to time in accordance with the terms hereof and the Certificates of Incorporation.

(g) “Certificate of Incorporation” has the meaning specified in the Preamble.

2

(h) “Change of Control” means the occurrence of one of the following: (i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act obtains direct or indirect ultimate beneficial ownership of Voting Stock representing more than 50% of the voting power of the outstanding Voting Stock, other than any transaction in which the Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares representing a majority of the total voting power of all outstanding classes of shares of the continuing or surviving Person or the ultimate resulting parent entity immediately after the transaction; or (ii) consummation of any consolidation, merger or share exchange of the Company or any sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries, in each case pursuant to which the Voting Stock will be converted into, or receive a distribution of the proceeds in, cash, securities or other property, other than any such consolidation, merger, share exchange or similar extraordinary transaction in which the Persons that beneficially owned, directly or indirectly, Voting Stock immediately prior to such transaction beneficially own, directly or indirectly, shares representing a majority of the total voting power of all outstanding classes of shares of the continuing or surviving Person or the ultimate resulting parent entity immediately after the transaction.

(i) “Change of Control Exchange” has the meaning specified in Section 7(c).

(j) “Change of Control Notice Date” has the meaning specified in Section 7(c).

(k) “Change of Control Price” has the meaning specified in Section 7(c).

(l) “Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

(m) “Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company.

(n) “Closing” has the meaning specified in the Investment Agreement.

(o) “Closing Price” of the Class A Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Class A Common Stock on the Nasdaq Global Select Market on such date. If the Class A Common Stock is not traded on the Nasdaq Global Select Market on any date of determination, the Closing Price of the Class A Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal United States securities exchange or automated quotation system on which the

3

Class A Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal United States securities exchange or automated quotation system on which the Class A Common Stock is so listed or quoted, or if the Class A Common Stock is not so listed or quoted on a United States securities exchange or automated quotation system, the last quoted bid price for the Class A Common Stock in the over-the-counter market as reported by OTC Market Group, Inc. or any similar organization, or, if that bid price is not available, the market price of the Class A Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose.

(p) “Commercial Agreement” means that certain Commercial Agreement between Caret Holdings, Inc. and the Purchaser dated as of [•], 2021, as it may be amended, supplemented or otherwise modified from time to time.

(q) “Common Stock” means the Class A Common Stock and the Class B Common Stock.

(r) “Common Event” has the meaning specified in Section 5(b).

(s) “Company” has the meaning specified in the Preamble.

(t) “Conversion Price” has the meaning specified in Section 6(a).

(u) “Conversion Rate” has the meaning specified in Section 6(a).

(v) “Credit Agreements” means, collectively, (i) that certain Amended and Restated Term Loan Agreement, dated as of April 17, 2019, as amended and restated as of November 25, 2019 and (ii) that certain Note Purchase Agreement, dated as of November 25, 2019.

(w) “Deadline Date” has the meaning specified in Section 7(c).

(x) “Effective Date” has the meaning specified in the Preamble.

(y) “Fall-Away of Purchaser Rights” means the first day on which the Purchaser no longer meets the Ownership Requirement.

4

(z) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law) or any arbitrator, arbitration panel, court or tribunal.

(aa) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(bb) “Holder” means the Person in whose name a share of Preferred Stock is registered in the stock register of the Company.

(cc) “Issue Date” means, with respect to a share of Preferred Stock, the date of issuance thereof.

(dd) “Investment Agreement” means that certain Investment Agreement between the Company and the Purchaser dated as of August 11, 2021, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

(ee) “Junior Stock” means the Common Stock and any other class or series of shares of the Company that ranks junior to the Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company, including any other class or series of preferred stock issued by the Company.

(ff) “Law” means any statute, law, ordinance, regulation, rule, code, Governmental Order, constitution, treaty, common law, other requirement or rule of law of any Governmental Authority.

(gg) “Liquidation” has the meaning specified in Section 7(a).

(hh) “Liquidation Preference” has the meaning specified in Section 3.

(ii) “Mandatory Conversion Period” means any period of time, following the fifth anniversary of the date that Product Integration has been achieved, beginning the first Trading Day when the Company’s 90 Day VWAP is greater than the Conversion Price, and ending the first Trading Day when the Company’s 90 Day VWAP is less than the Conversion Price.

5

(jj) “Mandatory Conversion” has the meaning specified in Section 8.

(kk) “Mandatory Conversion Date” has the meaning specified in Section 8.

(ll) “Market Disruption Event” means any of the following events: (i) any suspension of, or limitation imposed on, trading of the Class A Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Class A Common Stock or options contracts relating to the Class A Common Stock on the Relevant Exchange; or (ii) any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Class A Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or to obtain market values for, the Class A Common Stock on the Relevant Exchange or to effect transactions in, or to obtain market values for, options contracts relating to the Class A Common Stock on the Relevant Exchange.

(mm) “Notice of Mandatory Conversion” has the meaning set forth in Section 8.

(nn) “Ownership Requirement” means that the Purchaser continues to beneficially own at all times all those shares of Preferred Stock acquired at the Closing.

(oo) “Parity Stock” means any other class or series of stock of the Company that ranks equally with the Preferred Stock in both the payment of dividends (whether such dividends are cumulative or non-cumulative) and in the distribution of assets on any liquidation, dissolution or winding-up of the Company.

(pp) “Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or Governmental Authority.

(qq) “Preferred Stock” has the meaning specified in the Preamble.

(rr) “Preferred Stock Dividend” has the meaning specified in Section 5.

6

(ss) “Preferred Stock Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year.

(tt) “Preferred Stock Dividend Period” means the period of time beginning on the first Trading Day following the fifth anniversary of the date that Product Integration has been achieved when the Company’s 90 Day VWAP is less than the Conversion Price, and continuing thereafter so long as any shares of Preferred Stock remain outstanding.

(uu) “Product Integration” has the meaning set forth in the Commercial Agreement.

(vv) “Purchaser” has the meaning set forth in the Investment Agreement.

(ww) “Registration Rights Agreement” means that certain Registration Rights Agreement between the Company and the Purchaser dated as of [•], 2021, as it may be amended, supplemented or otherwise modified from time to time, with respect to certain terms and conditions concerning, among other things, the rights of and restrictions on the Holders.

(xx) “Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event”.

(yy) “Representative” means, as to any Person, such Person’s directors, members, partners, managers, officers, employees, agents and other representatives, in each case to the extent acting in their capacity as such.

(zz) “Requirements of Law” means, as to any Person, any law, treaty, rule or regulation, or determination or decree, or determination, of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(aaa) “Senior Stock” means any other class or series of shares of the Company that ranks senior to the Preferred Stock either as to the payment of dividends (whether such dividends are cumulative or non-cumulative) or as to the distribution of assets upon any liquidation, dissolution or winding-up of the Company, including any other class or series of preferred stock issued by the Company.

(bbb) “Subsidiary” of the Company means: (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in

7

the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company (or a combination thereof); and (ii) any partnership (a) the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or (b) the only general partners of which are the Company or one or more Subsidiaries of the Company (or any combination thereof).

(ccc) “Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

(ddd) “Voting Stock” as of any date means the capital stock of the Company that is at the time entitled to vote in the election of the Board of Directors.

(eee) “VWAP” per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “Root, Inc.” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for such purpose).

SECTION 5. DIVIDENDS.

(a) PREFERRED STOCK DIVIDENDS. Except as set forth in this Section 5(a) and Section 5(b), Holders shall not be entitled to any dividend in respect of the Preferred Stock, whether payable in cash, property or shares of common stock or preferred stock of the Company. With respect to the Preferred Stock Dividend Period, Holders of shares of outstanding Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company lawfully available for payment, a Preferred Stock Dividend at an annual rate of 5.00% of the Liquidation Preference per share of Preferred Stock, payable in arrears on the Preferred Stock Dividend Payment Date, in cash (the “Preferred Stock Dividend”). Any unpaid Preferred Stock Dividends shall accumulate during the Preferred Stock Dividend Period whether or not, in the Preferred Stock Dividend Period, there have been funds of the Company lawfully available for the payments of such Preferred Stock Dividend. The Preferred Stock Dividends shall be payable on the Preferred Stock Dividend Payment Date to Holders that are record Holders on the record date set by the Board of Directors for the payment of such Preferred Stock Dividend, but only to the extent such Preferred Stock Dividend has been declared by the Board of Directors to be payable on the Preferred Stock Dividend Payment Date. The Preferred Stock Dividends shall be based on the number of days elapsed during the

8

Preferred Stock Dividend Period and computed on the basis of a 360-day year consisting of twelve 30-day months. No interest, or sum of money in lieu of interest shall be payable in respect of any Preferred Stock Dividend payment or payments. If the Preferred Stock Dividend is not paid in full on the Preferred Stock Dividend Payment Date to all holders of the Preferred Stock, such Preferred Stock Dividend shall be paid pro rata based on the number of shares of Preferred Stock. If the Board of Directors determines not to pay the Preferred Stock Dividend in full on the Preferred Stock Dividend Payment Date, the Company will provide written notice to the Holders prior to the Preferred Stock Dividend Payment Date.

(b) COMMON STOCK DIVIDENDS. In the event that any dividend on the Common Stock is declared by the Board of Directors or a duly authorized committee of the Board of Directors and paid by the Company or any other distribution is made on or with respect to the Common Stock (other than any dividend or distribution payable in shares of Common Stock described in the next succeeding paragraph), the Holder as of the record date established by the Board of Directors or a duly authorized committee of the Board of Directors for such dividend or distribution on the Common Stock shall be entitled to receive, with respect to each share of Preferred Stock held, that dividend or distribution that such Holder would have been entitled to if such Holder held that number of shares of Class A Common Stock equal to the Conversion Rate, with such dividend or distribution to be payable on the same payment date established by the Board of Directors or a duly authorized committee of the Board of Directors for the payment of such dividend or distribution to the holders of Common Stock. The record date for any such dividend or distribution shall be the record date for the applicable dividend or distribution on the Common Stock, and any such dividend or distribution shall be payable with respect to each share of Preferred Stock to the Holder to whom such share is registered, as reflected on the stock register of the Company, at the close of business on the applicable record date. For purposes hereof, the term “dividends” shall include any pro rata distribution by the Company of cash, property, securities (including, but not limited to, rights, warrants or options) or other property or assets to the holders of the Common Stock, whether or not paid out of capital, surplus or earnings, other than any dividend or distribution payable in shares of Common Stock described in the next succeeding paragraph.

In the event that any dividend or distribution payable in shares of Common Stock shall be paid on the Common Stock, or in the event of any subdivision, stock split, reverse stock split, combination, consolidation or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock (a “Common Event”), the Conversion Price shall, as of the effective time of such Common Event, be multiplied by the quotient, rounded to the nearest one one-thousandth, of (A) the number of shares of Common Stock outstanding immediately prior to the effectiveness of such Common Event divided by (B) the number of shares of Common Stock outstanding immediately following, and solely as a result of, such Common Event.

9

Prior to declaring any dividend or making any distribution on or with respect to shares of Common Stock, the Company shall take any and all prior corporate action necessary to authorize any corporate action in respect of the Preferred Stock required under this Certificate of Designations, including authorizing the payment of (and setting the record date and payment date for) any dividend or the issuance of any security contemplated by this Section 5(b). So long as any share of Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on any shares of Common Stock or any other shares of Junior Stock unless all accrued and unpaid Preferred Stock Dividends with respect to such Preferred Stock Dividend Period on all outstanding shares of Preferred Stock have been or are contemporaneously declared and paid in full.

SECTION 6. OPTIONAL CONVERSION.

(a) At the option of the Holder, each share of Preferred Stock shall be convertible, at any time, or from time to time, into that number of fully-paid and nonassessable shares of Class A Common Stock as is determined in accordance with the then-effective Conversion Rate; provided, however, that to the extent such conversion would cause the Holder to hold in excess of 9.9% of the Voting Stock, such conversion shall be subject to the receipt of approval from (a) the Delaware Insurance Commissioner of a Form A Filing and Pre-Acquisition Application pursuant to Delaware Insurance Code section 5003, or approval from the Delaware Insurance Commissioner of a disclaimer of affiliation and (b) the Ohio Director of Insurance of a Form A Filing pursuant to Ohio Insurance Code section 3901.321, or approval from the Ohio Director of Insurance of a disclaimer of affiliation. The “Conversion Rate” shall be equal to the Liquidation Preference divided by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date of such conversion. The “Conversion Price” shall initially be $9.00 per share of Preferred Stock.

(b) All shares of Preferred Stock that are converted shall thereupon be cancelled and retired and cease to exist, shall cease to confer upon the Holder thereof any rights, and shall not thereafter be reissued or sold and shall return to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

(c) All shares of Class A Common Stock delivered upon any conversion of Preferred Stock in accordance with this Section 6 will, upon such conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the Holder or taxes in respect of any transfer occurring contemporaneously therewith).

(d) The issuance of shares of Class A Common Stock upon conversion of shares of Preferred Stock in accordance with this Section 6 shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof; provided, however, that the Company shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of Class A Common Stock in the name of any Person other than the Holder of the converted shares, and no such delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or charge, or has established to the satisfaction of the Company that such tax or charge has been paid or that no such tax or charge is due.

10

(e) The Company shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Class A Common Stock, for the sole purpose of effecting such conversion, the full number of shares of Class A Common Stock issuable upon the conversion of all the outstanding shares of the Preferred Stock at the Conversion Rate.

(f) The conversion of any shares of Preferred Stock into shares of Class A Common Stock pursuant to this Section 6 shall be subject to compliance with the procedural requirements of the transfer agent of the Company.

SECTION 7. LIQUIDATION RIGHTS.

(a) VOLUNTARY OR INVOLUNTARY LIQUIDATION. In the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a “Liquidation”), after payment or provision for payment of the debts and other liabilities of the Company, the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock and the rights of the Company’s existing and future creditors, to receive in full a liquidating distribution in cash and in the amount per share of Preferred Stock equal to the greater of (i) the Liquidation Preference and (ii) the amount such Holders would have received had such Holders, immediately prior to such Liquidation, converted such shares of Preferred Stock into Class A Common Stock pursuant to Section 6. Holders shall not be entitled to any further payments in the event of any such Liquidation other than what is expressly provided for in this Section 7 and will have no right or claim to any of the Company’s remaining assets.

(b) PARTIAL PAYMENT. If in connection with any distribution described in Section 7(a) above, the assets of the Company or proceeds therefrom are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 7(a) above to all Holders and the liquidating distributions payable to all holders of any Parity Stock, the amounts distributed to the Holders and to the holders of all such Parity Stock shall be paid pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled if all amounts payable thereon were paid in full.

(c) CHANGE OF CONTROL EXCHANGE OR REDEMPTION IN FULL. Upon the occurrence of a Change of Control, each Holder as of the effective date of the Change of Control shall elect, during the period beginning on the 30th Business Day prior to the effective date of the Change of Control (the “Change of Control Notice Date”) and ending on the date that is 20 Business Days after the Change of Control Notice Date (the “Deadline Date”), to, on the

11

effective date of the Change of Control, (i) subject to the prior repayment in full of the obligations under the Credit Agreements as required pursuant to the terms thereof, or any refinancing or replacement thereof, require the Company (or its successor) to purchase, out of funds legally available therefor, all (but not less than all) of its shares of Preferred Stock at a purchase price per share, payable in cash, in an aggregate amount (such amount, the “Change of Control Price”) equal to the Liquidation Preference (a “Change of Control Exchange”) or (ii) be deemed to have converted all (but not less than all) of its shares of Preferred Stock into Class A Common Stock as of the Change of Control Effective Date and, if applicable, receive consideration per share of Class A Common Stock received in such conversion equal to the consideration received by holders of Class A Common Stock in such Change of Control (a “Change of Control Conversion”). If no election has been made by the Deadline Date then the Company shall have the right to make such election.

(i) On or before the 30th Business Day prior to the date on which the Company anticipates consummating a Change of Control (or, if later, promptly after the Company discovers that a Change of Control will occur or has occurred), a written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company. Such notice shall contain:

(x) the date on which the Change of Control is anticipated to be effected (or, if applicable, the date on which a Change of Control has occurred);

(y) the date, which shall be 20 Business Days after the Change of Control Notice Date, by which the Holder must elect to effect a Change of Control Exchange or a Change of Control Conversion; and

(z) a statement setting forth in reasonable detail the calculation of the consideration that would be received upon a Change of Control Conversion with respect to such Holder.

(ii) On the Change of Control Notice Date (or if the Company discovers that a Change of Control has occurred, promptly following the date of such discovery), a final written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company. Such notice shall contain:

(x) the date, which shall be 20 Business Days after the Change of Control Notice Date, by which the Holder must elect to effect a Change of Control Exchange or a Change of Control Conversion; and

12

(y) the instructions a Holder must follow to effect a Change of Control Exchange or a Change of Control Conversion in connection with such Change of Control.

(iii) To exercise a Change of Control Exchange or a Change of Control Conversion, a Holder must, no later than 5:00 p.m., New York City time, on the date by which such election must be made, effectuate the book-entry transfer evidencing such Preferred Stock to be sold or exchanged or converted and indicate in writing that it is electing to effect a Change of Control Exchange or a Change of Control Conversion pursuant to Section 7.

(iv) Upon a Change of Control Exchange, the Company shall deliver or cause to be delivered to the Holder the amount of cash to be delivered to such Holder in exchange for its shares of Preferred Stock.

(v) Upon a Change of Control Conversion, the Company shall deliver or cause to be delivered to the Holder the amount of consideration per share of Class A Common Stock received in such conversion equal to the consideration received by holders of Class A Common Stock.

SECTION 8. MANDATORY CONVERSION

(a) So long as an effective Shelf Registration Statement (as defined in the Registration Rights Agreement) is in effect, at any time during the Mandatory Conversion Period, the Company may elect to convert (a “Mandatory Conversion”) all or any portion of the outstanding shares of Preferred Stock into shares of Class A Common Stock (the date selected by the Company for any Mandatory Conversion pursuant to this Section 8(a), the “Mandatory Conversion Date”). In the case of a Mandatory Conversion, each share of Preferred Stock then outstanding shall be converted into that number of fully-paid and nonassessable shares of Class A Common Stock as is determined in accordance with the then-effective Conversion Rate, plus cash in lieu of fractional shares, out of funds legally available therefor, plus cash in the amount of any accrued and unpaid dividend pursuant to Section 5 with respect to such share of Preferred Stock as of the Mandatory Conversion Date; provided that, if all shares of Preferred Stock elected by the Company to be converted cannot be converted into Class A Common Stock at such time, the Company shall (i) deliver the maximum number of shares of Class A Common Stock that may be issued upon conversion of the Preferred Stock at such time, together with an amount of cash equal to the VWAP per share of Class A Common Stock on the Trading Day immediately preceding the Mandatory Conversion Date in lieu of any such shares of Class A Common Stock otherwise deliverable upon a Mandatory Conversion or (ii) elect to reduce the number of Preferred Shares to be converted.

13

(b) If the Company elects to effect a Mandatory Conversion, the Company shall, within ten (10) Business Days following the completion of the applicable Mandatory Conversion Period, provide notice of the Mandatory Conversion to each Holder (such notice, a “Notice of Mandatory Conversion”). The Mandatory Conversion Date selected by the Company shall be no less than 10 Business Days and no more than 20 Business Days after the date on which the Company provides the Notice of Mandatory Conversion to the Holders. The Notice of Mandatory Conversion shall state, as appropriate:

(i) the Mandatory Conversion Date selected by the Company;

(ii) the Conversion Rate as in effect on the Mandatory Conversion Date, the number of shares Preferred Stock to be converted from such Holder, the number of shares of Class A Common Stock to be issued to such Holder upon conversion of each such share of Preferred Stock and, if applicable, the amount of dividends payable pursuant to Section 5 as of the Mandatory Conversion Date; and

(c) in the event that the Mandatory Conversion is exercised with respect to shares of Preferred Stock representing less than all the shares of Preferred Stock outstanding at such time, the shares to be converted shall be converted by the Company on a pro rata basis based on the then-outstanding shares of Preferred Stock. If fewer than all the book-entry shares of Preferred Stock are converted, the book-entry notation representing the shares of Preferred Stock that remain outstanding shall be updated without charge to the Holder thereof, to the extent applicable.

(d) All shares of Preferred Stock that are converted pursuant to this Section 8 shall thereupon be cancelled and retired and cease to exist, shall cease to confer upon the Holder thereof any rights, and shall not thereafter be reissued or sold and shall return to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

(e) All shares of Class A Common Stock delivered upon any conversion of Preferred Stock in accordance with this Section 8 will, upon such conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the Holder or taxes in respect of any transfer occurring contemporaneously therewith).

(f) The issuance of shares of Class A Common Stock upon conversion of shares of Preferred Stock in accordance with this Section 8 shall be made without payment of additional consideration by, or other charge, cost or tax to, the Holder in respect thereof; provided, however, that the Company shall not be required to pay any tax or other governmental charge that may be payable with respect to the issuance or delivery of any shares of Class A Common Stock in the name of any Person other than the Holder of the converted shares, and no such delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax or charge, or has established to the satisfaction of the Company that such tax or charge has been paid or that no such tax or charge is due.

14

(g) The Company shall at all times reserve and keep available, free from any preemptive rights, out of its authorized but unissued shares of Class A Common Stock, for the sole purpose of effecting such conversion, the full number of shares of Class A Common Stock issuable upon the conversion of all the outstanding shares of the Preferred Stock at the Conversion Rate.

(h) The conversion of any shares of Preferred Stock into shares of Class A Common Stock pursuant to this Section 8 shall be subject to compliance with the procedural requirements of the transfer agent of the Company.

SECTION 9. VOTING RIGHTS.

(a) GENERAL. Holders will be entitled to vote, together with the holders of Class A Common Stock and Class B Common Stock, on an as-converted basis on all matters submitted to a vote of the holders of Class A Common Stock and Class B Common Stock. The Holders and the holders of the Class A Common Stock and the Class B Common Stock shall vote together as a single class, unless otherwise required by the Certificate of Incorporation or Law or Delaware law; provided that holders of Class A Common Stock and Class B Common Stock shall not be entitled to vote on any amendment to this Certificate of Designations.

(b) ADVERSE CHANGES. Provided that the Fall-Away of Purchaser Rights has not occurred, the vote or consent of the Holders of at least a majority of the shares of Preferred Stock outstanding at such time, voting together as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required pursuant to Delaware law:

(i) any amendment, alteration or repeal of any provision of the Certificate of Incorporation, this Certificate of Designations or the Bylaws that would alter or change the voting powers, preferences or special rights of the Preferred Stock so as to affect them adversely;

(ii) any authorization or creation of, or issuance of, any Senior Stock or Parity Stock, and any increase in the authorized number of Preferred Stock;

(iii) any amendment, alteration or repeal of any provision of the Certificate of Incorporation that would alter or change the right to receive dividends or distributions or rights upon liquidation of the Company of the Class A Common Stock relative to the Class B Common Stock;

15

(iv) any liquidation, dissolution or winding up of the Company; or

(v) agreeing or committing to do or take any action contemplated by Section 9(b)(i)-(v).

SECTION 10. RANKING. The Preferred Stock shall rank senior to Junior Stock and equally with any other Parity Stock. Any class or series of preferred stock of the Company approved in accordance with Section 9(b) and issued in the future will rank senior to the Preferred Stock and the Parity Stock, as to the payment of dividends and as to any voluntary or involuntary return of assets on liquidation, dissolution or winding up of the Company, if holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon any voluntary or involuntary return of assets on liquidation, dissolution or winding up, as the case may be, of the Company in preference or priority to Holders and holders of the Parity Stock.

SECTION 11. CALCULATION IN RESPECT OF PREFERRED STOCK. The Company shall be responsible for making all calculations called for in respect of the Preferred Stock. Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each Holder a certificate signed by an officer, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

SECTION 12. MATURITY. The Preferred Stock will be issued as perpetual securities with no fixed maturity date and Holders will not have any rights to require the Company to redeem, repurchase or retire the Preferred Stock at any time.

SECTION 13. RECORD HOLDERS. To the fullest extent permitted by applicable Law, the Company and the transfer agent for the Preferred Stock may deem and treat the record Holder as the true and lawful owner thereof for all purposes, and neither the Company nor such transfer agent shall be affected by any notice to the contrary.

16

SECTION 14. WITHHOLDING. Notwithstanding anything herein to the contrary, to the extent withholding or backup withhold is, subject to applicable exemptions, required by law the Company shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to a share of Preferred Stock and from the issuance of any Class A Common Stock upon its conversion such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution or such issuance under any applicable tax Law and, in the event that any amounts are deducted or withheld, the Company shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law. The Company shall give a Holder reasonable notice if it intends to withhold and will reasonably cooperate with such Holder to mitigate any such withholding. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Certificate of Designations and the relevant share of Preferred Stock as having been paid to the Holder of such share of Preferred Stock. After any payment of taxes by the Company to a Governmental Authority with respect to a Holder pursuant to this Section 14, upon the written request by such Holder, the Company shall deliver to such Holder the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other customary evidence of such payment reasonably satisfactory to such Holder. Each non-U.S. Holder shall indemnify the Company and its Affiliates for, and hold harmless the Company and its Affiliates from and against, any and all withholding tax, including penalties and interest, payable by or assessed against the Company or any of its Affiliates in respect of the shares of Preferred stock or Warrants held by such non-U.S. Holder.

SECTION 15. NOTICES. All notices and other communications under this Certificate of Designations shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email or (c) one Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and/or email addresses (or to such other address or email address as a party may have specified by notice given to the other parties pursuant to this provision):

to the Company:

Root, Inc.

80 E. Rich Street

Columbus, Ohio 43215

Email: legal@joinroot.com

Attention: Jonathan A. Allison, General Counsel

to any Holder:

by e-mail if such Holder has provided an e-mail address to the Company or its transfer agent for purposes of notification, or, if no such e-mail address is available, to such Holder’s address as it appears in the stock records of the

17

Company or as otherwise specified in a written notice given by such Holder to the Company or, at the Company’s option with respect to any notice from the Company to a Holder, in accordance with customary practices of the Company’s transfer agent.

SECTION 16. SEVERABILITY. The provisions of this Certificate of Designations shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Certificate of Designations, or the application thereof to any Person or any circumstance, is found by a court or other Governmental Authority of competent jurisdiction to be invalid or unenforceable, the remainder of this Certificate of Designations and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction. If any provision of this Certificate of Designations is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

SECTION 17. OTHER RIGHTS. The shares of Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable Law.

18

IN WITNESS WHEREOF, the Company has caused this certificate to be signed by the undersigned, this [•] day of [•], 2021.

ROOT, INC.

By:
Name:
Title:

Certificate of Designations for Root, Inc. Signature Page

EXHIBIT C

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR (IF REQUESTED BY THE COMPANY) TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR (II) RULE 144 PROMULGATED UNDER THE SECURITIES ACT.

[SHORT-TERM] [LONG-TERM] COMMON STOCK PURCHASE WARRANT

ROOT, INC.

[Short-Term] [Long-Term] Tranche [•]1

Warrant Shares: [•]	Issuance Date: [•], 2021

THIS [SHORT-TERM] [LONG-TERM] COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Carvana Group, LLC, a Delaware limited liability company, or its permitted successors or assigns (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, in whole or in part, at any time on or after [the Reference Date]2 [the third (3rd) anniversary of the Reference Date]3 (the “Initial Exercise Date”) through 5:00 p.m. (New York City time) on [the third (3rd) anniversary of the Reference Date]4 [the fifth (5th) anniversary of

[•]

[1]

Note to Draft: Applicable share numbers to be inserted as follows: (i) ST Tranche 1: 42,585,140; (ii) ST Tranche 2: 57,794,119; (iii) ST Tranche 3: 28,710,627; (iv) LT Tranche 1: 25,844,775; (v) LT Tranche 2: 26,854,336; (vi) LT Tranche 3: 27,061,706; (vii) LT Tranche 4: 26,146,576; and (viii) LT Tranche 5: 23,182,494.

[2]

Note to Draft: Applicable only to the short-term warrants. “Reference Date” means the earlier of (x) the Product Integration Date or (y) non-completion of Phase 1 of the Product Integration within 18 months from the date hereof.

[3]	Note to Draft: Applicable only to the long-term warrants. Date to be filled in will be the 3rd anniversary of the Reference Date.
[4]	Note to Draft: Applicable only to the short-term warrants. Date to be filled in will be the 3rd anniversary of the Reference Date.

(cont’d)

the Reference Date]5 unless earlier terminated as provided herein (the “Termination Date”) but not thereafter, to subscribe for and purchase from Root, Inc., a Delaware corporation (the “Company”), subject to the satisfaction of the Conditions to Exercise, [•] shares (as subject to adjustment hereunder, the “Warrant Shares”) of Class A Common Stock, which represents the number of shares of Common Stock that would constitute [•]%6 of all issued and outstanding shares of Common Stock on a Fully Diluted basis as of the date hereof, assuming that the Holder has exercised all Warrants on a cash basis. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b) below.

Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Burdensome Condition” means an obligation take or refrain from taking or agreeing to its, its Affiliates or its or their Subsidiaries obligation to take or refrain from taking any action (including any amendment, waiver or termination of any agreement, exhibit or schedule, including this Warrants, the Investment Agreement, the Certificate of Designations, and the Commercial Agreement and the exhibits and schedules hereto or thereto) or to suffer to exist any limitation, action, restriction, condition or requirement which, individually or together with all other such limitations, actions, restrictions, conditions or requirements, that would, or would reasonably be expected to, have (i) a material adverse effect on the business, financial condition, assets and liabilities (considered together), operations or results of operations of Holder and its Affiliates or Subsidiaries, taken as a whole, or (ii) a material adverse effect on the aggregate economic benefits, taken as a whole, that, as of the date hereof, the Holder would reasonably be expected to obtain from the transactions contemplated by this Warrant.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

[5]	Note to Draft: Applicable only to the long-term warrants. Date to be filled in will be the 5th anniversary of the Reference Date.
[6]

Note to Draft: Applicable percentage to be inserted as follows: (i) ST Tranche 1: 12.5%; (ii) ST Tranche 2: 12.5%; (iii) ST Tranche 3: 4.9%; (iv) LT Tranche 1: 8.0%; (v) LT Tranche 2: 7%; (vi) LT Tranche 3: 6%; (vii) LT Tranche 4: 5%; (viii) LT Tranche 5: 3.9%;

2

“Cap” means 29.9% of all issued and outstanding shares of Class A Common Stock on a Fully Diluted basis as of the Issuance date, assuming all Warrants owned by the Holder have been exercised on a cash basis.

“Carvana Group, LLC Warrants” means the Short-Term Warrants and the Long-Term Warrants.

“Class A Common Stock” means the Class A common stock of the Company, par value $0.0001.

“Class B Common Stock” means the Class B common stock of the Company, par value $0.0001.

“Commercial Agreement” means the Commercial Agreement entered into on the date hereof by the Company and the Holder.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company Sale” means any merger, consolidation, or other business combination of the Company with an entity that is not an Affiliate of the Company that results in the stockholders of the Company immediately prior to such transaction being the beneficial owners of less than 50% of the equity securities of the successor or surviving company.

“Company Policies” has the meaning set forth in the Commercial Agreement.

“Conditions to Exercise” means that each of the following conditions have been met: (i) (a) the receipt of approval from the Delaware Insurance Commissioner of a Form A Filing and Pre-Acquisition Application pursuant to Delaware Insurance Code section 5003, or approval from the Delaware Insurance Commissioner of a disclaimer of affiliation, (b) the receipt of approval from the Ohio Director of Insurance of a Form A Filing pursuant to Ohio Insurance Code section 3901.321, or approval from the Ohio Director of Insurance of a disclaimer of affiliation and (c) any other consent, waiver or approval of any Governmental Authority that regulates insurance that is required by applicable Law; (ii) any required waiting period applicable to the Investment under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (and the rules and regulations promulgated thereunder) (the “HSR Act”), and any agreement between the parties, on the one hand, and the United States Department of Justice or the United States Federal Trade Commission, on the other hand, that prohibits the consummation of the Investment, shall have been terminated or shall have expired; and (iii) [•]7; (iv) upon exercise of this Warrant, (A) the aggregate number

[7]	Note to Draft: Applicable conditions to be inserted as follows:

(i) ST Tranche 1: the earlier of (x) the Product Integration Date or (y) non-completion of Phase 1 of the Product Integration within 18 months from the [date hereof]

(ii) ST Tranche 2: the cumulative number of Company Policies issued exceeds 50,000

(iii) ST Tranche 3: the cumulative number of Company Policies issued exceeds 75,000

(iv) LT Tranche 1: the cumulative number of Company Policies issued exceeds 100,000

(v) LT Tranche 2: the cumulative number of Company Policies issued exceeds 200,000

(vi) LT Tranche 3: the cumulative number of Company Policies issued exceeds 300,000

(vii) LT Tranche 4: the cumulative number of Company Policies issued exceeds 400,000

(vii) LT Tranche 5: the cumulative number of Company Policies issued exceeds 500,000

(cont’d)

3

of shares of Common Stock the Company shall have issued under all Carvana Group, LLC Warrants does not exceed the Cap; provided, that the Cap shall be adjusted proportionately downward to reflect the effect of one of more issuances based on Cashless Exercise of any Warrant, and (B) after giving pro forma effect to such exercise, and subject to Section 2(c)(vii), the Holder and its controlled affiliates do not directly own more than 34.9% of the Company’s issued and outstanding Common Stock on Fully Diluted basis8[; and (v) none of the Short-Term Warrants have been exercised].9

“Convertible Security” means evidences of indebtedness, shares of stock, rights or other securities (including, but not limited to options, warrants, and other rights for the purchase or other acquisition of Common Stock) which are directly or indirectly convertible, exercisable or exchangeable, with or without payment of additional consideration in cash or property, for shares of Common Stock, either immediately or upon the onset of a specified date or the happening of a specified event.

“Ex-Dividend Date” means the first date on which shares of the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market

“Fair Market Value” means, as of any particular date (i) the closing sales price of the Class A Common Stock for such date on the Trading Market on which the Class A Common Stock is at the time be listed, (ii) if there have been no sales of the Class A Common Stock on such Trading Market on any such date, the average of the highest bid and lowest asked prices for the Class A Common Stock on the Trading Market at the end of such date, (iii) if

[8]	Note to Draft: The Company’s current credit agreement defines change in control as occurring if a person acquires 35% of the outstanding Common Stock outstanding (on a non-fully diluted basis).
[9]	Note to Draft: Applicable to LT Tranche 1 only.

4

on any such day the Class A Common Stock is not listed on a national securities exchange, the closing sales price of the Common Stock as quoted on the OTC for such date, (iv) if there have been no sales of the Class A Common Stock on the OTC on such date, the average of the highest bid and lowest asked prices for the Class A Common Stock quoted on the OTC at the end of such date or (v) if at any time the Class A Common Stock is not listed on any domestic securities exchange or quoted on the OTC, the fair market value per share as determined in good faith by the Board of Directors; provided, with respect to clause (v) the Holder is entitled to object to the fair market value per share determined by the Board of Directors and require, at the Company’s sole expense, such determination to be made by a nationally recognized investment banking, accounting or valuation firm that is reasonably acceptable to the Board of Directors.

“Fully Diluted” means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding Convertible Securities (regardless of whether such Convertible Securities are at such time exercisable, convertible or exchangeable) as having been exercised, converted or exchanged (including the exercise, conversion or exchange of Convertible Securities underlying any such Convertible Securities, giving effect to any applicable caps on conversion).

“OTC” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic interdealer quotation system, the OTC Markets Group Inc. electronic interdealer quotation system, including OTCQX, OTCQB and OTC Pink, or any similar quotation system or association.

“Long-Term Warrants” means the warrants designated as Long Term Tranche 1, Long Term Tranche 2, Long Term Tranche 3, Long Term Tranche 4 and Long Term Tranche 5 issued by the Company to the Holder on the Issuance Date.

“Party” means either Company or Holder, as applicable.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Product Integration” the meaning set forth in the Commercial Agreement.

“Product Integration Date” the meaning set forth in the Commercial Agreement.

“Reference Date” means the earlier of (x) the Product Integration Date or (y) non-completion of Phase 1 of the Product Integration within 18 months from the date hereof.

“Required Regulatory Approvals” means the following governmental and regulatory approvals, consents, order and waivers: (i) a Form A Statement Regarding the Acquisition of Control of or Merger with a Domestic Insurer or a disclaimer of affiliation (the “Delaware Filing”) with the Delaware Department of Insurance with respect to Root Property & Casualty Insurance Company, (ii) a Form A Statement Regarding the Acquisition of Control of a Domestic Insurer or a disclaimer of affiliation (the “Ohio Filing” and, together with the Delaware Filings and including biographical affidavits, background information, questionnaires, financial statements and information, structure of Purchaser and its Affiliates and any amendments thereof or supplements

5

thereto to the extent required under the Requirements of Laws, the “Insurance Filings”) with the Ohio Department of Insurance with respect to Root Insurance Company and (iii) if the Company becomes subject to regulation in any additional jurisdictions and the Holder agrees to prepare and file any regulatory filings in such jurisdictions as may be required to acquire control of an insurance company in such jurisdictions.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Short-Term Warrants” means the three year warrants designated as Tranche 1, Tranche 2 and Tranche 3 issued by the Company to the Holder on the Issuance Date.

“Trading Day” means a day on which the Trading Market is open for trading. If the Class A Common Stock is not listed on any Trading Market, then “Trading Day” means “Business Day.”

“Trading Market” means the Nasdaq Global Select Market or the market or exchange on which the Common Stock is listed or quoted for trading on the date in question.

“Transfer” means to, directly or indirectly, (i) sell, offer to sell, contract to sell, sell or grant any option, right or warrant to purchase, purchase or acquire any option to sell, or otherwise dispose or transfer any security or (ii) enter into any total-return swap, derivative or any other similar agreement or any similar transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of such securities, whether any such swap, derivative or other similar transaction is to be settled by delivery of reference securities, other securities, in cash or otherwise.

“Transfer Agent” means the Company and any successor transfer agent of the Company.

Section 2. Exercise.

(a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time (i) on or after the Initial Exercise Date and on or before the Termination Date or (ii) any time following a Fundamental Transaction (as defined below) occurring before the Initial Exercise Date (but subject to Section 3(d)(ii)), in each case subject to the satisfaction of the Conditions to Exercise, by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(c)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise in the form determined by the Company pursuant to Section 2(b). No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has

6

been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company; provided, however, that the Holder may surrender this Warrant and receive a new Warrant pursuant to Section 2(c)(ii) hereof. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within two Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof. Subject to applicable law or regulation, the exercisability of the this Warrant shall not preclude the Holder from electing, in its sole discretion, to exercise or convert any other right, option, warrant, convertible stock or other security of the Company (and the exercisability of the such other right, option, warrant, convertible stock or other security of the Company shall not preclude the Holder from exercising this Warrant).

(b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $[•]10 per share, subject to adjustment hereunder (the “Exercise Price”). The Exercise Price shall be payable by a cash payment to the Company of the Exercise Price by wire transfer of immediately available funds to an account designated in writing by the Company; provided, however, that the Company may cause the Holder to receive, or the Holder may elect to receive, upon such exercise the “net number” of shares of Common Stock, where the Company will withhold a number of Warrant Shares (subject to Section 2(c)(v) hereof) then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the date of the Notice of Exercise equal to such Exercise Price (a “Cashless Exercise”).

(c) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by book entry position, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise by the date that is the earlier of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the

[10]

Note to Draft: Applicable prices to be inserted as follows: (i) ST Tranche 1: $10.00; (ii) ST Tranche 2: $11.00; (iii) ST Tranche 3: $12.00; (iv) LT Tranche 1: $10.00; (v) LT Tranche 2: $12.50; (vi) LT Tranche 3: $15.00; (vii) LT Tranche 4: $22.50; (viii) LT Tranche 5: $30.00;

7

date of delivery of the Warrant Shares, provided that payment of the aggregate Exercise Price is received within the earlier of (i) two (2) Trading Days after delivery to the Company of the Notice of Exercise and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(ii) Delivery of New Warrant Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant at any time prior to the expiration of the Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. ¶

(iii) Rescission Rights. If the Company fails to deliver to the Holder the Warrant Shares pursuant to Section 2(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv) Conditional Exercise. Notwithstanding the foregoing, if an exercise of all or any portion of this Warrant is to be made in connection with a Fundamental Transaction, such exercise may at the election of the Holder be conditioned upon the consummation of such Fundamental Transaction. If the exercise of this Warrant is conditioned upon the consummation of a Fundamental Transaction, the Warrant Share Delivery Date shall be the date of such consummation and such exercise shall be deemed to be effective immediately prior to such consummation.

(v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

8

(vii) Delayed Exercise. If at any time an exercise of the purchase rights represented by this Warrant would result in Holder and its Affiliates owning more that 34.9% of the Company’s issued and outstanding Common Stock at the time of exercise, then the Company shall have the right to delay the Warrant Share Delivery Date in order to obtain any necessary consents from lenders or other creditors that, if not obtained, would result in a breach of, or event of default under, any credit agreement, note or similar agreement.

Section 3. Certain Adjustments.

(a) Adjustments.

(i) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides (including by way of stock split) outstanding shares of Common Stock into a larger number of shares, or (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii) Issuance of Rights, Options or Warrants. If the Company issues to all of the record holders of its Class A Common Stock any rights, options or warrants entitling them, to subscribe for or purchase shares of the Common Stock (the “Purchase Rights”) at a price per share that is less than the average of the Fair Market Value of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, then the Exercise Price shall be decreased based on the following formula:

EP1 = EP0 x ((OS0 + Y ) ÷ (OS0 + X))

where,

“EP0” means the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

9

“EP1” means the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

“OS0” means the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such issuance;

“X” means the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

“Y” means the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Fair Market Value of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance.

Any decrease pursuant to this Section 3(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Exchange Price shall be increased to the Exchange Price that would then be in effect had the decrease in the exercise price been calculated on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Exchange Price shall be increased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 3(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Fair Market Value of the Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.]

(iii) Distribution Transactions. If the Company distributes shares of its capital stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all holders of record of the Class A Common Stock, excluding (a) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 3(a)(i) or Section 3(a)(ii), (b) dividends or distributions paid exclusively in cash (subject to Section 3(a)(iv)), (c) distributions in a transaction described in Section 3(b); and (d) Spin-Offs as to which the provisions set forth below in the second paragraph of this Section 3(a)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Exercise Price shall be decreased based on the following formula:

10

EP1 = EP0 x ((SP0 - FMV) ÷ SP0)

where,

“EP0” means the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

“EP1” means the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

“SP0” means the average Fair Market Value of the Class A Common Stock over the 10 consecutive Trading-Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

“FMV” means the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Class A Common Stock on the Ex-Dividend Date for such distribution.

Any decrease made under the portion of this Section 3(a)(iii) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such dividend or distribution is not so paid, the Exercise Price shall be reset, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if the “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, the Holder of this Warrant shall receive at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder had exercised this Warrant in full prior the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 3(a)(iii) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Fair Market Value of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution. If the Company issues rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then the Company will not adjust the Exercise Price pursuant to the foregoing in this Section 3(a)(iii) until the earliest of these triggering events occurs, and the Company will readjust the Exercise Price to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with the Class A Common Stock and will be issued in respect of future issuances of the shares of the Class A Common Stock.

With respect to an adjustment pursuant to this Section 3(a)(iii) where there has been a payment of a dividend or other distribution on the Class A Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exercise Price shall be decreased based on the following formula:

11

EP1 = EP0 x (MP0 ÷ (FMV + MP0))

where,

“EP0” means the Exercise Price in effect immediately prior to the close of business on the Effective Date of the Spin-Off;

“EP1” means the Exercise Price in effect immediately after the close of business on the Effective Date of the Spin-Off;

“FMV” means the average Fair Market Value of the Capital Stock or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Fair Market Value as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the first day that the Spin-Off stock begins trading regular-way (the “Valuation Period”); and

“MP0” means the average Fair Market Value of the Class A Common Stock over the Valuation Period.

The adjustment to the Exercise Price under the preceding paragraph will be calculated as of the open of business on the last Trading Day of the Valuation Period, but shall be given effect as of the close of business on the Effective Date of the Spin-Off. If the Warrant Share Delivery Date occurs during the related Valuation Period, the Company will pay or deliver, as the case may be, the cash, shares of its Class A Common Stock or a combination of cash and shares of its Common Stock, if any, on the third Business Day immediately following the last day of the Valuation Period, and the Person in whose name any shares of Class A Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the last Trading Day of the Valuation Period. If any distribution of the type described in this Section 3(a)(iii) is declared but not so made, the conversion rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to make such distribution, to the conversion rate that would then be in effect if such distribution had not been declared.

(iv) Cash Dividends. If any cash dividend or distribution is made to all holders of record of the Class A Common Stock, the Exercise Price shall be decreased based on the following formula:

EP1 = EP0 x ((SP0 - C) ÷ SP0)

where,

“EP0” means the Exercise Price in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

“EP1” means the Exercise Price in effect immediately after the open of business on such Ex-Dividend Date;

12

“SP0” means the average Fair Market Value of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

“C” means the amount in cash per share the Company distributes to all or substantially all holders of its Class A Common Stock.

Any decrease pursuant to this Section 3(a)(iv) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exercise Price shall be increased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Exercise Price that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing decrease, the Holder of this Warrant shall receive, at the same time and upon the same terms as holders of shares of the Class A Common Stock, the amount of cash that such Holder would have received if such Holder had exercised this Warrant in full prior the dividend or distribution.

(b) Fundamental Transaction. If, at any time while this Warrant is outstanding, subject to Section 3(d)(ii), (i) a Company Sale occurs or (ii) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder in its sole discretion, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Class A Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written

13

instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Class A Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Class A Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding the foregoing, in the event that the Company elects to provide the Holder with a Sale Notice for a proposed Company Sale that would otherwise be considered a Fundamental Transaction, as described below in Section 3(d)(ii), this Section 3(b) shall not apply to such proposed Company Sale.

(c) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Sale Notice. Notwithstanding anything to the contrary set forth in this Warrant, in the event of a proposed Company Sale, the Company may elect to give written notice to the Holder of the proposed Company Sale and treatment of the Warrant under this Section 3(d)(ii) (a “Sale Notice”). If provided, the Sale Notice will include the definitive agreement relating to the Company Sale unless the Company is contractually prohibited from providing a copy of such draft, in which case the Sale Notice will include a description of the material terms of the proposed Company Sale in reasonable detail. The Sale Notice, if elected to be provided by the Company, shall be provided no less than fifteen (15) Business Days prior to the anticipated closing date of the Company Sale and shall specify that the exercise in connection therewith shall be a Cashless Exercise unless the Company and Holder have agreed in writing that such Holder will pay in cash the aggregate Exercise Price with respect to such exercise in lieu of Cashless Exercise. If the Company has delivered such Sales Notice, this Warrant shall be

14

automatically deemed exercised immediately prior to the closing date of the Company Sale; provided, however, if (a) subject to the partial vesting provided for in the final sentence of this Section 3(d)(ii), the Conditions to Exercise have not been satisfied as of the date of the Sale Notice or (b) the calculations pursuant to Cashless Exercise would not result in an obligation to deliver any Warrant Shares to the Holder, then, in each case, this Warrant shall be deemed terminated without payment as of the date of the Sale Notice and the Holder shall have no further rights with respect thereto. Section 3(b) shall not apply in the event of a Sale Notice is delivered with respect to a Company Sale that would otherwise be considered a Fundamental Transaction. For purposes of this Section 3(d)(ii), in the event that the Conditions to Exercise specified in clause (iii) of the definition thereof have not been fully satisfied[, but the Conditions to Exercise in [Short Term][Long Term] Warrant Tranche [•]11 have been satisfied in full,] then this Warrant shall partially vest in connection with such Company Sale by multiplying the number of Warrant Shares by a fraction, the numerator of which is the cumulative number of Company Policies issued through the date of such Company Sale and the denominator of which is the number of Company Policies issued set forth in clause (iii) of the definition of Conditions to Exercise.

(iii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock (other than a regular dividend that is publicly announced in advance), (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice (unless such information is filed with the Commission, in which case a notice shall not be required) stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. The Holder shall remain entitled to exercise this

Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

[11]	Note to Draft: This will refer to the immediately preceding Tranche of the same term warrants.

15

Section 4. Transfer of Warrant.

(a) Transferability. The Holder may not directly or indirectly Transfer all or any part of this Warrant other than to (i) a direct or indirect wholly-owned subsidiary of Carvana Group, LLC and (ii) subject to the Company’s prior written consent not to be unreasonably withheld, any affiliates of the Carvana Group, LLC (each of (i) and (ii), a “Permitted Transferee” and such Transfer, a “Permitted Transfer”); provided that (A) if the Holder and its Affiliates have used reasonable best efforts to obtain the Required Regulatory Approvals and such Required Regulatory Approvals are not obtained or (B) if any of the Required Regulatory Approvals are obtained but the approvals in connection therewith would impose a Burdensome Condition, then the Holder may transfer up to 5% of this Warrant and the underlying shares to a Person that is not an Permitted Transferee at the Holder’s sole discretion, and, subject to the Company’s prior written consent not to be unreasonably withheld (it being agreed that it shall not be unreasonable for the Company to withhold consent to any transfer that would require the registration of the Warrant (or any portion thereof), 5% or more of this Warrant and the underlying shares; provided, further: that (i) any transferee enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Warrant and the other restrictions contained in the Investment Agreement, dated August 11, 2021, by and among the Company and the Holder and (ii) following any partial transfer this Warrant shall remain exercisable only for all of the Warrant Shares by the Holders thereof subject to the Cap. Upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney, this Warrant may be Transferred to a Permitted Transferee. In the case of any Permitted Transfer to a Permitted Transferee, if any such Permitted Transferee thereafter ceases to satisfy the definition of a Permitted Transferee, such person will re-convey this Warrant to the transferor or to another Permitted Transferee either (i) before such Person ceases to satisfy the definition of a Permitted Transferee, so long as such Person knows of its upcoming change of status prior thereto or (ii) if such change of status is not known until after its occurrence, then as soon as practicable after the earlier of such former Permitted Transferee receiving notice or having knowledge thereof. No purported Transfer of this Warrant will be effective if a purpose or effect of such purported Transfer is to circumvent the provisions of the Certificate of Incorporation, the Investment Agreement or this Warrant. The Holder shall, prior to or concurrently with any transfer of a Warrant, pay funds sufficient to pay any transfer taxes payable upon the making of such transfer.

(b) New Warrants. In connection with any Permitted Transfer, (i) this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney and (ii) the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial Issuance Date set forth on the first page of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

16

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

(a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the date that is two (2) Trading Days after the delivery to the Company of the Notice of Exercise as set forth in Section 2(c)(i) (or, if applicable, such later date as contemplated by Section 2(c)(vii).

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant, and, in the event the Holder becomes entitled to receive any other equity security of the Company (or security convertible into any other equity security of the Company) upon exercise of this Warrant, the Company will reserve a sufficient number of authorized but unissued shares of such equity securities to provide for the issuance of such equity securities upon exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

17

Except and to the extent waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant, (iv) will not create a new class of common stock of the Company, and (v) the Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Governing Law. This Warrant, and all claims or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arising out of or relating to this Warrant or any of the transactions contemplated hereby or the negotiation, execution or performance of this Warrant (including any claim or cause of action based upon, arising out of or relating to any representation or warranty made in or in connection with this Warrant or as an inducement to enter into this Warrant), shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto agrees, with respect to any action arising out of or relating to this Warrant or the transactions contemplated hereby, (i) to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in this Section 5(h) shall be effective service of process for any such action.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

18

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally or e-mail, or sent by a nationally recognized overnight courier service, addressed to the Company, at 80 E. Rich Street, Suite 500, Columbus, OH 43215, Attention: [•], [•], email address: [•], or such other email address or address as the Company may specify for such purposes by notice to the Holder. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by e-mail, or sent by a nationally recognized overnight courier service addressed to the Holder at the e-mail address or address of the Holder appearing on the books of the Company. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail at the e-mail address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the Party to whom such notice is required to be given.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Class A Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

19

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

(o) Entire Agreement. This Agreement, the Commercial Agreement and the Investment Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede (i) all prior oral or written proposals or agreements, (ii) all contemporaneous oral proposals or agreements, and (iii) all previous negotiations and all other communications or understandings between the parties, in each case with respect to the subject matter hereof.

(Signature Page Follows)

20

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ROOT, INC. (“Company”)

By:
Name:
Title:

Agreed to and accepted as of the date first above indicated:

CARVANA GROUP, LLC (“Holder”)

By:
Name:
Title:

NOTICE OF EXERCISE

TO: ROOT, INC.

(1) The undersigned hereby elects to purchase __ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box)

☐ in lawful money of the United States; or

☐ if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection (c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name (if such person is a Permitted Transferee) as is specified below.

The undersigned hereby represents and warrants as follows:

(a) the undersigned is acquiring such shares of Common Stock for its own account for investment and not for resale or with a view to distribution thereof in violation of the Securities Act of 1933, as amended, and the regulations promulgated thereunder (the “Securities Act”); and

(b) (i) the undersigned is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purposes of acquiring the Warrant or such shares of Common Stock or (ii) the undersigned is not a US Person as defined in Regulation S under the Securities Act, and the Warrant is not being exercised on behalf of a US Person. The undersigned’s financial condition is such that it is able to bear the risk of holding such securities for an indefinite period of time and the risk of loss of its entire investment. The undersigned has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of investment in the Company.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

EXHIBIT D

REGISTRATION RIGHTS

Section 1. Additional Definitions.

For the purposes of this Exhibit D, the “Company” shall mean the Company and its corporate successors, as applicable, and unless specified otherwise, all references to “Sections” shall be to Sections of or to this Exhibit D.

Capitalized terms used in this Exhibit D but not otherwise defined in this Exhibit D have the meaning ascribed to such terms in the Investment Agreement to which this Exhibit D is attached. Except as otherwise defined herein, as used in this Exhibit D, the following terms have the following meanings:

(a) “Affiliate” means, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person. For purposes of this definition, “control” (including the terms “controlled by” and “under common control with”) with respect to the relationship between or among two (2) or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract or otherwise.

(b) “Board” shall mean the Board of Directors of the Company, or a duly authorized committee thereof.

(c) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

(d) “End of Suspension Notice” shall have the meaning set forth in Section 2(f)(ii).

(e) “Registrable Securities” shall mean the Class A Common Stock acquired, directly or indirectly, by the Holder upon the conversion or exercise of the Preferred Stock and the Warrants, respectively, including any securities acquired as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of such Class A Common Stock or securities, or any stock dividend or stock distribution in respect of such Class A Common Stock or securities, in each case whether now owned or hereinafter acquired; provided, however, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such Registrable Securities shall have become effective under the Securities Act and such Registrable Securities shall have been disposed of in accordance with such registration statement; (ii) such Registrable Securities shall have been sold in accordance with Rule 144; or (iii) such Registrable Securities have ceased to be outstanding.

(f) “Registration Expenses” shall mean all expenses incurred in connection with the performance of or compliance with this Agreement and/or in connection with any registration or any offering and sale pursuant to this Agreement, including registration, qualification, listing and filing fees (including, without limitation, all SEC and Financial Industry Regulatory Authority filing fees), printing expenses, all transfer agent and registrar fees and expenses, fees and disbursements of counsel for the Company and all accountants and other persons retained by the Company (including any comfort letters), any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities (which shall not include underwriting discounts, selling commissions, or fees and disbursements of counsel for the underwriters), as well as all internal fees and expenses of the Company. “Registration Expenses” shall not include any transfer taxes applicable to the sale or transfer by the Holder of Registrable Securities pursuant to this Agreement. In addition, the Company shall pay or reimburse the Holder for the reasonable and documented fees and expenses of one law firm chosen by the Holder as their counsel in connection with an underwritten offering pursuant to this Agreement, subject to a cap of One Hundred Thousand Dollars ($100,000). Nothing in this definition shall impact any agreement on expenses solely between the Company and any underwriter.

(g) “Rule 144” shall mean Rule 144 promulgated under the Securities Act (or any successor provision).

(h) “Securities Act” shall mean the Securities Act of 1933, as amended (or any corresponding provision of succeeding law), and the rules and regulations thereunder.

(i) “Selling Expenses” shall mean, for each person that sells securities pursuant to a Demand Registration, Shelf Registration or Piggyback Registration, all underwriting discounts and selling commissions applicable to the Registrable Securities sold for such person’s account and all stock transfer taxes applicable to the sale or transfer of such person’s Registrable Securities, and other selling expenses associated with effecting any sales of Registrable Securities under any registration statement which are not included as Registration Expenses.

(j) “Shelf Registration” shall have the meaning set forth in Section 2(a).

(k) “Shelf Registration Statement” shall have the meaning set forth in Section 2(a).

(l) “Shelf Take-Down” shall have the meaning set forth in Section 2(b).

(m) “Special Registration Statement” means (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to Class A Company Stock (or other securities) issued upon conversion of debt securities.

(n) “Suspension” shall have the meaning set forth in Section 2(f)(ii).

(o) “Suspension Notice” shall have the meaning set forth in Section 2(f)(ii).

Section 2. Registration Rights.

(a) Shelf Registration Statement. Solely to the extent that a shelf registration statement covering the Registrable Securities is not then effective, no later than the first (1st) Business Day following the expiration of the Standstill Period, the Company shall file with the SEC a shelf registration statement on Form S-3 (or successor form) (such requested registration, a

Ex. D-2

“Demand Registration”). The Holder may request that any Demand Registration be made pursuant to Rule 415 under the Securities Act (which, if the Company is eligible to file such, shall be as an automatic shelf registration as defined in Rule 405 under the Securities Act) (a “Shelf Registration Statement”) relating to the offer and resale of Registrable Securities by the Holder from time to time in accordance with the methods of distribution set forth in the Plan of Distribution section of the Shelf Registration Statement, and the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to promptly be declared or otherwise become effective under the Securities Act. Any such registration pursuant to the Shelf Registration Statement shall hereinafter be referred to as a “Shelf Registration.” The Company shall maintain the continuous effectiveness of the Shelf Registration Statement for the maximum period permitted by SEC rules, and shall replace any Shelf Registration Statement at or before expiration, if applicable, with a successor effective Shelf Registration Statement to the extent any Registrable Securities remain outstanding. The Company will pay all Registration Expenses, whether or not any such registration is consummated; provided, however, that expenses arising out of any Registration Statement withdrawn solely at the request of Holder (unless withdrawn following postponement of filing by the Company in accordance with Section 2(f)(i) or due to adverse market conditions) or any supplements or amendments to a Registration Statement resulting from a misstatement furnished to or on behalf of the Company by or on behalf of a Holder shall be borne by such Holder.

(b) Right to Request Shelf Take-Down. Subject to Section 2(f), at any time after the expiration of the Standstill Period, the Holder may, by written notice to the Company, request at any time that a shelf registration statement (including the Shelf Registration Statement) covering the Registrable Securities is effective, an underwritten offering of all or part of the Registrable Securities held by the Holder (a “Shelf Take-Down”). The Holder shall be entitled to request two (2) Shelf Take-Downs; provided, however, that the expected aggregate gross proceeds from the initial Shelf Take-Down are at least Twenty-Five Million Dollars ($25,000,000) and the expected aggregate gross proceeds from the subsequent Shelf Take-Down are at least Ten Million Dollars ($10,000,000). The Holder shall be entitled to request one (1) underwritten public offering in any six (6) month period.

(c) Unlimited Piggyback Registration Rights. The Company shall notify the Holder in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford the Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by the Holder. If the Holder desires to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by the Holder. If the Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, the Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

Ex. D-3

(i) Underwriting. If the registration statement of which the Company gives notice under this Section 2(c) is for an underwritten public offering, the Company shall so advise the Holder. In such event, the right of the Holder to include Registrable Securities in a registration pursuant to this Section 2(c) shall be conditioned upon the Holder’s participation in such underwriting and the inclusion of the Holder’s Registrable Securities in the underwriting to the extent provided herein. The Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision herein, if the underwriter determines in good faith that marketing factors require a limitation of the number of Class A Common Stock (including Registrable Securities) to be underwritten, the number of shares of Class A Common Stock that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holder. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For the Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of Registrable Securities carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(ii) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(c) whether or not the Holder has elected to include Registrable Securities in such registration, and shall promptly notify the Holder of such termination or withdrawal. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with the terms herein.

(d) Selection of Underwriters; Right to Participate. The Holder shall have the right to select the managing underwriters to administer an offering pursuant to a Shelf Take-Down; provided, however, that, in the case of a marketed underwritten offering, such selection is subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. The Holder may participate in a registration or offering hereunder only if the Holder (i) agrees to sell such Registrable Securities on the basis provided in any underwriting agreement with the underwriters and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents reasonably requested under the terms of such underwriting arrangements customary for selling stockholders to enter into in secondary underwritten public offerings, provided that any underwriting agreement shall contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of the Holder as are customarily made by issuers to selling stockholders in secondary underwritten public offerings.

Ex. D-4

(e) Priority of Securities Offered Pursuant to Shelf Take-Downs. If the managing underwriter of a Shelf Take-Down shall advise the Company that in its reasonable opinion the number of Registrable Securities requested to be included in such Shelf Take-Down exceeds the number that can be sold in such offering without having an adverse effect on such offering, including the price at which such Class A Common Stock can be sold, then the Company shall include in such Shelf Take-Down the maximum number of Registrable Securities that such underwriter or agent, as applicable, advises can be so sold without having such adverse effect, allocated (i) first, to Registrable Securities requested by the Holder to be included in such Shelf Take-Down and (ii) second, to Class A Common Stock requested to be included by the Company.

(f) Postponement; Suspensions.

(i) The Company may postpone the commencement of a Shelf Take-Down if, based on the good faith judgment of the board of directors of the Company (the “Board”), such postponement is necessary in order to avoid premature disclosure of material non-public information that the Board, after consultation with outside counsel to the Company, has in good faith determined (A) such disclosure would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading if such information is not included, (B) such disclosure would not be required to be made at such time but for the filing of such Registration Statement, (C) such disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction and (D) the Company has a bona fide business purpose for not disclosing publicly, and the Company delivers to the Holder an officers’ certificate executed by the Company’s principal executive officer and principal financial officer stating such; provided, however, that the Holder shall be entitled, at any time after receiving notice of such postponement and before such Shelf Take-Down is commenced, to withdraw such request and, if such request is withdrawn, such Shelf Take-Down shall not count as a Shelf Take-Down involving an underwritten public offering. The Company shall provide prompt written notice to the Holder of (x) any postponement of the commencement of a Shelf Take-Down, (y) the Company’s decision to commence such Shelf Take-Down following such postponement and (z) the commencement of such Shelf Take-Down. Notwithstanding the provisions of this Section, the Company may not postpone the commencement of a Shelf Take-Down more than twice during any twelve-month period or for a period exceeding sixty (60) days in the aggregate in any twelve-month period.

(ii) If the continued use of a Shelf Registration Statement at any time would (A) in the good faith judgment of the Board, be materially detrimental to the Company and its stockholders or (B) require public disclosure of material non-public information that the Board, after consultation with outside counsel to the Company, has in good faith determined (1) such disclosure would be required to be made in any Shelf Registration Statement filed with the SEC by the Company so that such Shelf Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) such disclosure would not be required to

Ex. D-5

be made at such time but for the continued use of such Shelf Registration Statement, (3) such disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction and (4) the Company has a bona fide business purpose for not disclosing publicly, the Company may, upon giving prompt written notice (a “Suspension Notice”) of such action to the Holder, suspend use of the Shelf Registration Statement, as applicable (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension (x) more than twice during any 12-month period or (y) for a period exceeding ninety (90) days in any 12-month period. The Holder shall not effect any sales of Registrable Securities pursuant to a Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Holder may recommence effecting sales of Registrable Securities pursuant to the Shelf Registration Statement following further written notice to such effect (an “End of Suspension Notice”) from the Company to the Holder, which End of Suspension Notice will be given by the Company to the Holder promptly following the conclusion of any Suspension.

(iii) The Company shall not be obligated to commence a Shelf Take-Down and the Holder shall not be permitted to request a Shelf Take-Down, in each case, during the period beginning on the 15th day of the final month of a fiscal quarter of the Company (i.e., March 15, June 15, September 15 and December 15 to the extent the Company’s fiscal quarters end on March 31, June 30, September 30 and December 31) and ending at the closing of trading on the Nasdaq Global Select Market on the second Trading Day after the Company issues an earnings release for the applicable preceding quarter.

(iv) The Holder agrees that, except as required by applicable law, it shall treat as confidential the receipt of any Suspension Notice (provided that in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by breach of the terms of this Agreement.

Section 3. Registration Procedures.

(a) In connection with the filing of any registration statement pursuant to this Agreement, the Company shall use commercially reasonable efforts to, as promptly as reasonably practicable:

(i) prepare and file with the SEC such pre- and post-effective amendments and supplements to a Shelf Registration Statement, and the prospectus used in connection therewith or any free writing prospectus (as defined in SEC rules) as may be required by applicable securities laws or reasonably requested by the Holder or any managing underwriter(s) to maintain the effectiveness of such registration and to comply with the provisions of applicable securities laws with respect to the disposition of all securities covered by such registration statement during the period in which such registration statement is required to be kept effective;

Ex. D-6

(ii) furnish to the Holder of the securities being registered and each managing underwriter without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits other than those which are being incorporated into such registration statement by reference and that are publicly available), such number of copies of the prospectus contained in such registration statement and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, as the Holder and any managing underwriter(s) may reasonably request;

(iii) register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holder and any managing underwriter(s) may reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign company in any jurisdiction where it would not otherwise be required to qualify but for this Section, or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(iv) promptly notify the Holder and any managing underwriter(s) at any time when the Company becomes aware that a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, to promptly prepare and furnish without charge to the Holder and any managing underwriter(s) a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(v) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(vi) cooperate with the Holder and any managing underwriter(s) to facilitate the transfer of such Registrable Securities to be sold into book-entry form, and enable such Registrable Securities to be issued for such number of shares and registered in such names as the Holder and any managing underwriter(s) may reasonably request;

(vii) list all Registrable Securities covered by such registration statement on any securities exchange on which any such class of securities is then listed and cause to be satisfied all requirements and conditions of such securities exchange to the listing of such securities that are reasonably within the control of the Company;

Ex. D-7

(viii) notify the Holder and any managing underwriter(s), promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to the registration statement, shall have become effective;

(ix) to make available to the Holder and any managing underwriter(s) as soon as reasonably practicable after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, an executed copy of each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and any item of correspondence received from the SEC or the staff of the SEC (or other governmental agency or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such registration statement, it being understood that the Holder shall and shall cause its representatives to keep such materials confidential. The Company will as soon as reasonably practicable notify the Holder and any managing underwriter(s) of the effectiveness of such registration statement or any post-effective amendment or the filing of the prospectus supplement contemplated herein. The Company will as soon as reasonably practicable respond reasonably and completely to any and all comments received from the SEC or the staff of the SEC, with a view towards causing such registration statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such registration statement or any amendment thereto will not be subject to review;

(x) advise the Holder and any managing underwriter(s), promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration of the subject shares of the Registrable Securities in any state jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;

(xi) upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, make available for inspection by one representative on behalf of the Holder included in a registration statement whose Registrable Securities are included in such registration statement and any managing underwriter(s), and any attorney, accountant or other agent retained by the Holder or underwriters, at reasonable times and in a reasonable manner, all pertinent financial and other records and corporate documents of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any the Holder, sales or placement agent, underwriter, attorney, accountant or agent to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act that is customary for a participant in a securities offering in connection with such registration statement; provided that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of such parties;

Ex. D-8

(xii) if requested by the Holder or any managing underwriter(s), promptly incorporate in a prospectus supplement or post-effective amendment such information as the Holder or managing underwriter(s) reasonably requests to be included therein, including, without limitation, with respect to the Registrable Securities being sold by the Holder, the purchase price being paid therefor by any underwriters and with respect to any other terms of an underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(xiii) cooperate with the Holder and any managing underwriter(s) participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority;

(xiv) in the case of an underwritten offering, (i) enter into such customary agreements (including an underwriting agreement in customary form), (ii) take all such other customary actions as the managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, causing senior management and other Company personnel to reasonably cooperate with the Holder and the underwriter(s) in connection with performing due diligence) and (iii) cause its counsel to issue opinions of counsel addressed and delivered to the underwriter(s) in form, substance and scope as are customary in underwritten offerings, subject to customary limitations, assumptions and exclusions;

(xv) in the case of an underwritten offering, cause members of senior management of the Company to be available to participate in, and to reasonably cooperate with the managing underwriter(s) in connection with customary marketing activities (including select conference calls, one-on-one meetings with prospective purchasers and road shows); and

(xvi) if requested by the managing underwriter(s) of an underwritten offering, use commercially reasonable efforts to cause to be delivered, upon the pricing of any underwritten offering, and at the time of closing of a sale of Registrable Securities pursuant thereto, “comfort” letters from the Company’s independent registered public accountants addressed to the underwriter(s) stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by “comfort” letters of the independent registered public accountants delivered in connection with primary underwritten public offerings.

Ex. D-9

(b) As a condition precedent to the obligations of the Company to file any registration statement covering Registrable Securities, the Holder shall furnish in writing to the Company such information regarding the Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by the Company as is reasonably necessary or advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act.

The Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)( iv), the Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement relating to such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(iv); (ii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (A) of Section 3(a)(x), the Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement until the Holder’s receipt of the notice described in clause (C) of Section 3(a)(x); and (iii) upon receipt of any notice from the Company of the happening of any event of the kind described in clause (B) of Section 3(a)(x), the Holder shall discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until the Holder’s receipt of the notice described in clause (C) of Section 3(a)(x). The length of time that any registration statement is required to remain effective shall be extended by any period of time that such registration statement is unavailable for use pursuant to this paragraph, provided in no event shall any registration statement be required to remain effective after the date on which all Registrable Securities cease to be Registrable Securities.

Section 4. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify, hold harmless and reimburse, to the fullest extent permitted by law, the Holder, its partners, officers, directors, employees, advisors, representatives and agents, and each other person, if any, who controls the Holder or any of the foregoing within the meaning of the Securities Act or the Exchange Act, against any and all losses, penalties, liabilities, claims, damages and expenses, joint or several (including, without limitation, reasonable attorneys’ fees and any expenses and reasonable costs of investigation), as incurred, to which the Holder or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, penalties, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered and sold under the Securities Act, any preliminary prospectus, final prospectus, free writing prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any violation of the Securities Act or state securities laws or rules thereunder by the Company relating to any action or inaction by the Company in connection with such registration; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, penalty, liability, claim, damage (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information about the Holder which is furnished to the Company by the Holder specifically for use in such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder or any indemnified party and shall survive the transfer of such securities by the Holder.

Ex. D-10

(b) Indemnification by the Holder. In connection with any registration statement in which a Holder is participating, the Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify (in the same manner and to the same extent as set forth in Section 4(a)) the Company, each member of the Board, each officer, employee and agent of the Company and each other person, if any, who controls any of the foregoing within the meaning of the Securities Act or the Exchange Act, with respect to any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by the Holder expressly for use in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement and has not been corrected in a subsequent registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto prior to or concurrently with the sale of the Registrable Securities to the person asserting the claim; provided, however, that the Holder shall not be liable for any amounts in excess of the net proceeds received by the Holder from sales of Registrable Securities pursuant to the registration statement to which the claims relate. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.

(c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 4, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, such indemnified party shall permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that the party elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be

Ex. D-11

subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party of all liability in respect to such claim or litigation or (ii) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of securities.

(d) Contribution. If the indemnity provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to the Company or the Holder, or is insufficient to hold harmless an indemnified party or is otherwise unenforceable with respect to any loss referred to herein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, and the relative benefits received by the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation. In connection with any registration statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and of the indemnified person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section, the Holder shall not be required to contribute an amount greater than the net proceeds received by the Holder from sales of Registrable Securities pursuant to the registration statement to which the claims relate (after taking into account the amount of damages which the Holder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities).

(e) No Exclusivity. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

Ex. D-12

Section 5. Covenants Relating to Rule 144. The Company shall use commercially reasonable efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and to take such further action as the Holder may reasonably request to enable the Holder to sell Registrable Securities without registration under the Securities Act from time to time within the limitation of the exemptions provided by Rule 144. The Company shall, in connection with any request by the Holder in connection with a sale, transfer or other disposition by the Holder of any Registrable Securities pursuant to Rule 144 either currently or prospectively with unspecified timing, promptly cause (and in no event longer than three (3) Business Days after request) the removal of any restrictive legend or similar restriction on the Registrable Securities, and, in the case of book-entry shares, make or cause to be made appropriate notifications on the books of the Company’s transfer agent for such number of shares and registered in such names as the Holder may reasonably request and to provide a customary opinion of counsel and instruction letter required by the Company’s transfer agent.

Section 6. Registration Expenses.

(a) All Registration Expenses incurred in connection with the performance of or compliance with this Agreement and/or in connection with any registration statement under this Agreement shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holder shall be borne by the Holder. The obligation of the Company to bear the expenses provided for in this paragraph shall apply irrespective of whether a registration statement becomes effective, is withdrawn or suspended, or converted to any other form of registration and irrespective of when any of the foregoing shall occur.

Ex. D-13